UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Stillwater Mining Company

(Name of Registrant as Specified In Its Charter)

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As filed with the Commission on April 10, 2007

Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102

April 10, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Stillwater Mining Company to be held on May 3, 2007, at 1:30 p.m. (Mountain Daylight Time) at the Murdock Gallery of the Yellowstone Art Museum, 401 North 27th Street, Billings, Montana 59101. At this meeting, we will ask you to consider and vote upon the election of the Company’s directors, an amendment to the Company’s 2004 Equity Incentive Plan and the ratification of the Company’s independent auditors, KPMG LLP.

Norimet Limited, a wholly-owned subsidiary of MMC Norilsk Nickel, owns approximately 54.4% of the outstanding shares and thus has the requisite number of votes to approve all proposals presented at the meeting. Norimet has advised the Company that it intends to vote for all of these proposals, and it is thus expected that these proposals will be approved at the meeting. Nevertheless, your vote is important and appreciated. Whether or not you plan to attend the annual meeting, we recommend that you complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the annual meeting. The enclosed proxy statement provides you with detailed information about the proposals submitted for your consideration. We urge you to read it carefully.

On behalf of your Board of Directors, I thank you for your support and appreciate your consideration.

Very truly yours,

Francis R. McAllister
Chairman and Chief Executive Officer

Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2007

To Our Stockholders:

On May 3, 2007, Stillwater Mining Company (the “Company”) will hold its Annual Meeting of Stockholders at 1:30 p.m. (Mountain Daylight Time) at the Murdock Gallery of the Yellowstone Art Museum, 401 North 27th Street, Billings, Montana 59101.

Only stockholders who owned stock at the close of business on March 26, 2006, may vote at this meeting or any adjournments that may take place. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting, during regular business hours at the Company’s principal executive offices, located at 1321 Discovery Drive, Billings, Montana 59102. The meeting is being held:

1. To elect eight directors to the Company’s Board of Directors.

2. To approve performance goals with respect to the Company’s 2004 Equity Incentive Plan for purposes of granting awards intended to comply with Section 162(m) of the Internal Revenue Code.

3. To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for 2007.

4. To attend to other business properly presented at the meeting or any postponements or adjournments thereof.

YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS PRESENTED IN THIS PROXY STATEMENT.

This Notice of Annual Meeting and the accompanying proxy statement and proxy card are first being sent to stockholders of the Company on or about April 12, 2007.

By Order of the Board of Directors,

John R. Stark
Corporate Secretary

i

Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2007

This Proxy Statement is being furnished to the stockholders of Stillwater Mining Company (the “Company”) in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders of the Company and any postponements or adjournments thereof. The meeting will be held on May 3, 2007, at 1:30 p.m. (Mountain Daylight Time) at the Murdock Gallery of the Yellowstone Art Museum, 401 North 27th Street, Billings, Montana 59101. The Company’s principal executive offices are located at 1321 Discovery Drive, Billings, Montana 59102.

These proxy solicitation materials were first mailed on or about April 12, 2007, to all stockholders entitled to vote at the meeting. The meeting is being held:

1. To elect eight directors to the Company’s Board.

2. To approve performance goals with respect to the Company’s 2004 Equity Incentive Plan for purposes of granting awards intended to comply with Section 162(m) of the Internal Revenue Code.

3. To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for 2007.

4. To attend to other business properly presented at the meeting or any postponements or adjournments thereof.

GENERAL INFORMATION

Solicitation

The enclosed proxy is being solicited by the Board on behalf of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the officers, directors and employees of the Company may solicit proxies by telephone, telegraph, electronic means or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the common stock of the Company (the “Common Stock”) registered in the names of nominees. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting Rights

Holders of shares of Common Stock at the close of business on March 26, 2007 (the “Record Date”) are entitled to notice of and to vote at the meeting. On the Record Date, 91,636,209 shares of Common Stock were issued, outstanding and entitled to vote. The holders of at least 50% of the shares of Common Stock issued, outstanding and entitled to vote at the meeting, present in person or by proxy, constitutes a quorum. Since Norimet Limited (“Norimet”), a wholly-owned subsidiary of MMC Norilsk Nickel (“Norilsk Nickel”), owned approximately 54.4% of the outstanding Common Stock as of the Record Date, Norimet’s presence is required for a quorum. Norimet has advised the Company that it intends to be present at the meeting and to vote its shares in favor of all proposals presented.

Each share of Common Stock outstanding on the Record Date is entitled to one vote.

Voting

The vote of the holders of (i) a plurality of the shares present in person or represented by proxy is required to approve Proposal 1, regarding the election of directors, (ii) a majority of the shares present in person or represented by proxy is required to approve Proposal 2, regarding the amendment of the Company’s 2004 Equity Incentive Plan and (iii) a majority of the shares present in person or represented by proxy is required to approve Proposal 3, regarding the ratification of the selection of KPMG as the Company’s independent registered accounting firm. If a stockholder abstains from voting on any matter, the Company intends to count such stockholder as present for purposes of determining whether a quorum is present at the meeting for the transaction of business. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as directors of the nominees named in this proxy statement and FOR ratification of the selection of KPMG as the Company’s independent registered accounting firm. Additionally, the Company intends to count broker “non-votes” as present for purposes of determining the presence or absence of a quorum for the transaction of business. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and non-votes will not be counted as votes cast for or against items submitted for a vote of stockholders.

As of the Record Date, Norimet owned 49,813,222 shares of Common Stock, or approximately 54.4% of the Company’s outstanding shares. Norimet has advised the Company that it intends to vote FOR Proposals 1-3. Norimet has the requisite number of votes to approve all of these proposals. Thus, it is expected that all Proposals will be approved at the meeting.

Neither management nor the Board knows of any other matters to be brought before the meeting. If other matters are presented properly to the stockholders for action at the meeting and or postponements or adjournments thereof, then the proxy holders named in the proxy intend to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

Revocability of Proxies

Any proxy may be revoked at any time before it is voted by (i) written notice to the Company’s corporate secretary, (ii) receipt of a proxy properly signed and dated subsequent to an earlier proxy or (iii) by request in person at the meeting. If not revoked, the shares of Common Stock represented by a proxy will be voted according to the proxy.

Controlled Company Status

As a result of the stock purchase transaction among the Company, Norimet and Norilsk Nickel in 2003, Norimet owns more than 50% of the outstanding Common Stock. The Company is therefore a “controlled company,” as defined in Section 303A.00 of the New York Stock Exchange (the “NYSE”) listing rules. Despite our status as a controlled company, we do not rely on any controlled company reporting exemptions available under the NYSE listing standards.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Stockholders Agreement among the Company, Norilsk Nickel and Norimet, dated as of June 23, 2003, as amended (the “Stockholders Agreement”), establishes certain governance principles for the Company, including provisions regarding the composition of the Board. The Stockholders Agreement provides that the Board shall have nine directors, comprised of: (i) the Company’s Chief Executive Officer; (ii) certain Norimet Directors and

(iii) certain Public Directors. The Stockholders Agreement further sets forth certain independence requirements for the Board members, see “Board of Directors and Committees — Director Independence,” below.

Under the Stockholders Agreement, Norimet is entitled to elect a number of directors to the Board based on its proportionate ownership of the Company’s voting shares. For so long as Norimet beneficially owns more than fifty percent (50%) of the outstanding Common Stock, Norimet is entitled to nominate for election to the Board the smallest number of directors that is a majority of the Board. Since the Board is comprised of nine directors and Norimet owns approximately 54.4% of the outstanding Common Stock, Norimet is entitled to nominate five directors to the Board for election at this year’s Annual Meeting of Stockholders (the “Norimet Directors”). Norimet has nominated Craig L. Fuller, Steven S. Lucas, The Honorable Donald W. Riegle, Jr., and Todd D. Schafer, all of whom joined the Board in 2003 following the stock purchase transaction. Jack E. Thompson served as a Norimet nominee on the Board from June 2003 until his resignation effective July 26, 2006. Norimet is seeking an appropriate candidate to fill the vacancy created by Mr. Thompson’s resignation. Under the Stockholders Agreement, any new nomination by Norimet would be subject to approval by the Board’s Nominating Committee, which approval may not unreasonably be withheld.

The Stockholders Agreement provides that the remaining directors (other than the Chief Executive Officer and the Norimet Directors) shall be the Public Directors (the “Public Directors”). The current Public Directors, Patrick M. James, Joseph P. Mazurek and Sheryl K. Pressler, have agreed to stand for re-election as Public Directors at this year’s annual meeting and have been approved by the nominating committee of the Board.

The Stockholders Agreement also provides that the Chief Executive Officer will be the Chairman of the Board.

In accordance with the Stockholders Agreement, the eight persons set forth below have been nominated to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors are elected and each person has consented to being named as a nominee. All eight nominees are currently directors of the Company.

The affirmative vote of a plurality of shares present is required for approval of Proposal 1.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 1.

It is anticipated that proxies will be voted for the nominees listed below, and the Board has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the proxy holders named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board may propose in accordance with the Stockholders Agreement.

The name and age of each nominee, his or her principal occupation for at least the past five years and certain additional information is set forth below. Such information is as of the date hereof and is based upon information furnished to the Company by each nominee.

Nominees For Election

Chief Executive Officer

Francis R. McAllister (age 64).  Francis R. McAllister became a director of the Company on January 9, 2001 and the Chairman of the Board and Chief Executive Officer of the Company on February 12, 2001. Prior to his appointment to the Board, Mr. McAllister was with ASARCO Incorporated from 1966 to 1999, serving as Chairman and Chief Executive Officer in 1999, Chief Operating Officer from 1998 to 1999, Executive Vice President — Copper Operations from 1993 to 1998, Chief Financial Officer from 1982 to 1993 and in various professional and management positions from 1966 to 1982. He currently serves on the Board of Directors of Cleveland Cliffs, Incorporated, an iron ore mining company.

Norimet Nominees

Each of the directors set forth below was nominated to the Board by Norimet and has been a director of the Company since June 23, 2003, the date of the closing of the stock purchase transaction with Norimet and Norilsk Nickel.

Craig L. Fuller (age 56).  Craig L. Fuller is the Chairman and Chief Executive Officer of The Fuller Company, a Washington, D.C. based business consulting firm. Prior to establishing his own firm in 2006, he was the President and Chief Executive Officer of the National Association of Chain Drug Stores, a national and international trade association representing the chain pharmacy industry, where he served beginning in 1999. Mr. Fuller was the Chairman of the Global Board Services Practice and Managing Director of Korn/Ferry International, an executive recruiting firm, from 1996 to 1999. From 1981 to 1985, he served as assistant for Cabinet Affairs to President Ronald Reagan and from 1985 to 1989 he served as the Chief of Staff to Vice President George Bush. Mr. Fuller was a director of Capital Automotive REIT when it was a public company. He is currently a board member of the United States Chamber of Commerce and the National Chamber Foundation.

Steven S. Lucas (age 41).  Steven S. Lucas is a partner at Nielsen, Merksamer, Parrinello, Mueller & Naylor, a law firm based in California. He joined Nielsen, Merksamer, Parrinello, Mueller & Naylor in 1995 and has been a partner since 1999. Mr. Lucas was an attorney at Sullivan & Cromwell from 1991 to 1995. He received his law degree from Harvard Law School in 1990.

The Honorable Donald W. Riegle, Jr. (age 69).  The Honorable Donald W. Riegle, Jr. has been the Chairman of Government Affairs at APCO Worldwide Inc., a global public affairs and communications company, since May 2001. Mr. Riegle was with Shandwick International, a public relations and communications management firm, from 1995 to 2001, and became Deputy Chairman. He served as a United States Senator from Michigan from 1976 to 1994 and in the House of Representatives from 1967 to 1976. Mr. Riegle is a director of Wellpoint, Inc. Mr. Riegle received his B.A. in Economics and Business from the University of Michigan and an MBA in Finance and Marketing from Michigan State University. He continued Doctoral Studies in Business and Government Relations at the Harvard Business School.

Todd D. Schafer (age 45).  Todd D. Schafer is an attorney at Hogan & Hartson L.L.P., a major international law firm headquartered in Washington, D.C. Mr. Schafer joined Hogan & Hartson L.L.P. in 1995 and has been a partner since 1998. Mr. Schafer, who is based in London, is a member of his firm’s European Management Group and a Practice Director for the firm’s Corporate, Securities and Finance Group. Prior to joining Hogan & Hartson, Mr. Schafer worked at Covington & Burling from 1989 to 1995. Mr. Schafer received a J.D. from Harvard Law School in 1989, a M. Phil from Oxford University in 1986 and a B.A. in 1984 from Vassar College.

Public Directors

Each of the directors set forth below was nominated to be elected as a Public Director. In accordance with the Stock Purchase Agreement, each Public Director (i) may not be an officer, employee or director of Norilsk Nickel or any of its affiliates, (ii) must meet the requirements set forth in Sections 303.01(B)(2)(a) and (B)(3) of the listing requirements of the NYSE, as may be amended from time to time, and (iii) must meet such other requirements regarding the independence of directors as may be applicable to the Company.

Patrick M. James (age 62).  Patrick M. James was appointed a director of the Company on January 9, 2001 and has served as the Company’s lead independent director since July 24, 2002. Since March 2001, Mr. James has been an independent natural resource management consultant. Mr. James was the President and Chief Executive Officer of Rio Algom Limited from June 1997 to March 2001. Prior to joining Rio Algom Limited, Mr. James spent 18 years with Santa Fe Pacific Gold Corporation, becoming President and Chief Operating Officer in 1994 and Chairman, President and Chief Executive Officer in 1995. Mr. James is currently a director of Dynatec Corporation, a Canadian nickel mining company, Chairman and a director of Centerra Gold Inc., a Canadian gold mining company, and Chairman and a director of Constellation Copper Corporation, a Canadian based metals mining company. He also serves on the advisory board for Resource Capital Fund III, a mining investment fund.

Joseph P. Mazurek (age 58).  Joseph P. Mazurek has been a director of the Company since May 24, 2001. Since 2002, Mr. Mazurek has been a partner in the law firm of Crowley, Haughey, Hanson, Toole & Dietrich,

P.L.L.P. located in its Helena, Montana office. He has been a member of this firm’s executive committee since January 2004. He was the Attorney General for the State of Montana from January 1993 until December 2000, served in the Montana Senate from 1981 through 1992 and was President of the Senate from 1991 to 1993. From 1975 through 1992, he was an attorney with the Helena, Montana law firm of Gough, Shanahan, Johnson and Waterman. Mr. Mazurek received his B.A. in Business Administration (Finance) in 1970 and his J.D. in 1975 from the University of Montana.

Sheryl K. Pressler (age 56).  Sheryl K. Pressler has been a director of the Company since May 9, 2002. Ms. Pressler has been a self-employed investment and strategy consultant in Atlanta, Georgia since 2001. From 2000 to 2001, she was Chief Executive Officer for Lend Lease Real Estate Investments — United States, a subsidiary of Lend Lease Corporation, an Australian real estate services company. From 1994 to 2000, she was the Chief Investment Officer for the California Public Employees’ Retirement System, the nation’s largest public pension fund. From 1981 to 1994, she was responsible for the management of the Retirement Funds for the McDonnell Douglas Corporation. Ms. Pressler has served on the Board of Directors of ING Funds Unified since 2006. Ms. Pressler was a director of Nuevo Energy Company from 2002 until 2004. Ms. Pressler received her B.A. in philosophy from Webster University and her M.B.A. from Washington University.

PROPOSAL 2:

AMENDMENT OF THE COMPANY’S 2004 EQUITY INCENTIVE PLAN

The 2004 Equity Incentive Plan (the “2004 Plan”), was approved by the stockholders at the Company’s 2004 Annual Meeting of Stockholders and provides for the granting of awards up to a maximum of 5,250,000 shares of Common Stock (subject to adjustment in the event of certain capital changes). Awards under the 2004 Plan may consist of stock options, stock appreciation rights, restricted stock and other stock-based awards. A copy of the 2004 Plan as proposed to be amended is attached hereto as Annex A.

The Board has approved an amendment to the 2004 Plan, subject to the stockholders’ approval, to provide for specified performance goals for awards intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), regarding tax deductibility. The amendment is for this purpose only.

Section 162(m) of the Code (“Section 162(m)”) denies a deduction by an employer for certain compensation in excess of $1,000,000 per year paid by a publicly held corporation to the following individuals who are employed at the end of the corporation’s taxable year (“Covered Employees”): the Chief Executive Officer and the four other most highly compensated executive officers for whom compensation disclosure is required under the proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the stockholders in a separate vote prior to the payment of any such compensation, and that the plan be administered by “outside directors.” Accordingly, if the 2004 Plan as amended is approved by stockholders and other conditions of Section 162(m) relating to the exclusion for performance based compensation are satisfied, compensation paid to Covered Employees pursuant to the 2004 Plan will not be subject to the deduction limit of Section 162(m). We are asking in this proposal for your approval of the 2004 Plan as amended and the performance goals that are applicable under the 2004 Plan where an award is intended to qualify as performance based compensation under Section 162(m).

In making grants under the 2004 Plan as amended, the Committee may condition awards based upon the attainment of one or more of the following performance goals: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude non-recurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, these performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. These performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing performance goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

The affirmative vote of a majority of shares present is required for approval of Proposal 2.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION AND APPROVAL OF PROPOSAL 2.

The following is a summary of the terms of the 2004 Plan as currently in effect.

General

The 2004 Plan is intended to promote the interests of the Company and our stockholders by (i) attracting and retaining personnel, including executive and other key employees, consultants, and directors, (ii) motivating such employees by means of performance related incentives to achieve longer range performance goals, and (iii) enabling such employees, consultants and directors to participate in our long-term growth and financial success. Approximately 1,654 persons will be eligible to participate in the 2004 Plan.

Description of the Principal Features of the 2004 Plan

The following is a description of the material features of the 2004 Plan.

Term of the 2004 Plan

The 2004 Plan became effective on April 29, 2004, the date that it was adopted and approved by stockholders and no awards may be granted under the 2004 Plan after April 29, 2014.

Plan Administration

The 2004 Plan is administered by the Board or a committee of the Board and composed of not less than the minimum number of non-employee directors required by Rule 16b-3 (the “Committee”). Subject to the terms of the

2004 Plan and applicable law, the Board or the Committee determines the persons to whom awards are granted, the types of awards granted, the number of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, awards granted, and the terms and conditions of any award under the 2004 Plan and interprets and administers the 2004 Plan.

Securities Subject to the 2004 Plan

5,250,000 shares of Common Stock are reserved for issuance over the term of the 2004 Plan, subject to adjustment for changes in capitalization and certain transactions as described below.

Awards Available Under the 2004 Plan; Eligibility

Under the 2004 Plan, the Board or the Committee may grant awards to employees, non-employee directors or consultants. As of the Record Date, the Company had approximately 1,647 employees and 7 non-employee directors. Awards granted under the 2004 Plan may consist of options, stock appreciation rights (rights to receive an amount equal to the excess of the fair market value of shares on the date of exercise of the stock appreciation right over the grant price), restricted stock (stock subject to forfeiture based on certain conditions) or other stock-based awards. Stock options granted under the 2004 Plan may be incentive stock options intended to meet the requirements of Section 422 of the Code, or options that are not intended to be incentive stock options (which we refer to as “non-qualified stock options”). Incentive stock options may only be granted to persons who are employees of the Company. Non-qualified stock options may be granted to employees, non-employee directors or consultants of the Company. If applicable, restricted stock awards will provide for the payment of dividends unless otherwise determined by the Board or the Committee. Such dividends may be paid directly to the holder of the stock or may be reinvested in additional shares of restricted stock and may be subject to risk of forfeiture and/or transfer restrictions for such period of time as is established by the Board or the Committee.

Terms of Awards

The following is a description of the permissible terms of awards under the 2004 Plan. Individual awards may be more restrictive as to any or all of the permissible terms described below.

Exercise, Grant or Purchase Price.  The Board or the Committee establishes the exercise price of the options, the grant price of stock appreciation rights or the exercise or purchase price of other stock based awards at the time such award is granted. Except in the case of awards the exercise of which would result in the cancellation of another award, the exercise, grant or purchase price must not be less than the fair market value of the shares on the date of grant. If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any incentive stock options granted to such employee must have an exercise price of at least 110% of the fair market value of the shares on the date of grant. On the Record Date, the closing price of the Common Stock on the NYSE was $12.46 per share. Upon stockholder approval of this Proposal, in no event could the exercise price under any stock option be reduced (other than to reflect stock splits and other changes in capitalization) after it is granted, either directly or by cancellation of an outstanding award in return for a newly granted option or other award that has the effect of lowering the exercise price.

Consideration for Awards; Payment.  Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Payment for shares or other securities to be delivered pursuant to the 2004 Plan may be made by such method or methods and in such form or forms as the Board or the Committee determines, including cash, shares, other securities, other awards or other property, or any combination thereof.

Vesting; Term; Cancellation.  The Board or the Committee will determine any vesting period for options, stock appreciation rights or other stock based awards, except that for stock appreciation rights, the vesting period may not be less than six months after the date of grant unless the Board or Committee otherwise decides. The Board or the Committee will also determine the terms of the awards, except that the term of any incentive stock option may not be more than ten years from the date of grant. The Board or the Committee may cause any award to be canceled in consideration of a cash payment or alternative award (equal to the fair market value of the award to be canceled) made to the holder of such canceled award, provided that under the proposed amendments, the exercise price under any stock option may not be reduced (other than to reflect stock splits and other changes in capitalization) after it is granted, either directly or by cancellation of an outstanding award in return for a newly granted option or other award that has the effect of lowering the exercise price.

Restrictions on Transferability.  Awards other than incentive stock options are transferable to the extent provided in any award agreement. Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, except that a beneficiary of the incentive stock option upon the grantee’s death may be designated. In addition, the incentive stock options may be exercised during the lifetime of the grantee only by the grantee.

Withholding.  The Board or the Committee may provide holders of non-qualified stock options or restricted stock with the right to use shares of Common Stock in satisfaction of all or part of the taxes incurred by such holders in connection with the exercise of stock options or the lapsing of restrictions on restricted stock. Such right may be provided to any such holder by (i) the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-qualified stock options, a number of shares with an aggregate fair market value equal to the amount of taxes due as designated by such holder; or (ii) the election to deliver to the Company, at the time the non-qualified stock option is exercised or the restrictions lapse on shares of restricted stock, shares of Common Stock previously acquired by such holder with an aggregate fair market value equal to the amount of taxes due as designated by such holder.

Annual Limit on Awards to an Individual.  The number of shares of Common Stock subject to awards granted to any one individual under the 2004 Plan in a single calendar year may not exceed 250,000, subject to adjustment for certain changes in capitalization and corporate transactions, as described below.

Adjustment Provisions

If the Board or the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Board or Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Plan, then the Board or Committee will, in such manner as it deems equitable, adjust any or all of the number of shares or the kind of equity securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, in the aggregate and to a single individual, or which are subject to outstanding awards and the grant or exercise price with respect to any award or provide for a cash payment to holders of outstanding awards, subject to the terms of the 2004 Plan. In addition, if the Company or any affiliate of the Company assumes outstanding employee awards or the right or obligation to make future employee awards in connection with the acquisition of another business or another corporation or business entity, the Board or the Committee may make such adjustments, not inconsistent with the terms of the 2004 Plan, in the terms of awards as it deems appropriate in order to achieve reasonable comparability or an equitable relationship between the assumed awards and the awards as so adjusted. Furthermore, the Board or the Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events affecting the Company, any affiliate of the Company or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board or Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Plan.

Plan Amendments

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the 2004 Plan, the Board may amend, alter, suspend, discontinue or terminate the 2004 Plan at any time without the consent of any stockholder, participant, other holder or beneficiary of an award or other person unless stockholder approval is necessary to comply with, or to obtain exemptive relief under, any tax or regulatory requirement that the Board deems desirable to comply with, or obtain exemptive relief under, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”). The Board or the Committee may amend the 2004 Plan in such a manner as may be necessary so as to have it conform to local rules and regulations in any jurisdiction outside the United States.

Award Amendments

The Board or the Committee may waive any conditions or rights under, amend any terms of, or accelerate or alter any award previously granted, prospectively or retroactively, without the consent of any relevant participant or holder or beneficiary of an award, provided that such action does not materially impair the rights of any participant or holder or beneficiary of an award without such person’s consent or result in a decrease in the fair market value of an award without such participant’s, holder’s or beneficiary’s consent.

New Plan Benefits

Since adoption of the 2004 Plan officers and directors have received restricted stock grants. In addition, new employed officers have received sign on stock option grants. Additionally, inasmuch as awards under the 2004 Plan will be granted at the sole discretion of the Committee, we cannot determine at this time either the persons who will receive awards under the 2004 Plan or the amount of any such awards.

Federal Income Tax Consequences of the 2004 Plan

The following is a general summary of the federal income tax consequences that may apply to recipients of options, stock appreciation rights, restricted stock or other stock awards under the 2004 Plan.

Incentive Stock Options.  A participant who is granted an incentive stock option recognizes no taxable income when the incentive stock option is granted. Generally, no taxable income is recognized upon exercise of an incentive stock option unless the alternative minimum tax applies as described below. However, a participant who exercises an incentive stock option recognizes taxable gain or loss when the participant sells his or her shares. Any gain or loss recognized on the sale of shares acquired upon exercise of an incentive stock option is taxed as long-term capital gain or loss if the shares have been held for more than one year after the option was exercised and for more than two years after the option was granted. If a participant is entitled to long-term capital gain treatment upon a sale of the stock, the Company will not be entitled to any compensation expense deduction with respect to the incentive stock option shares.

If the participant disposes of the shares before the required holding periods have elapsed (a “disqualifying disposition”), the participant is taxed as though he or she had exercised a non-qualified stock option, except that the compensation income on exercise of the option is recognized in the year of the disqualifying disposition and generally may not exceed the excess of the amount realized in the sale of the stock over the option price.

Effect of Alternative Minimum Tax.  The difference between the option price and the fair market value of the shares on the date of exercise of an incentive stock option will be included as alternative minimum taxable income for alternative minimum tax (“AMT”) purposes and may give rise to an AMT liability for certain taxpayers. AMT is payable if and to the extent that it exceeds the taxpayer’s regular tax liability. Subject to certain limitations, any AMT paid may be credited against a taxpayer’s regular tax liability in subsequent tax years. In addition, special rules may apply with respect to (i) certain subsequent sales of the shares in a disqualifying disposition and (ii) certain basis adjustments in computing the alternative minimum taxable income on a subsequent sale of the shares.

Non-Statutory Stock Options.  A participant generally recognizes no taxable income as the result of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant normally recognizes ordinary income in the amount of the difference between the option price and the fair market value of the stock on the date of exercise. If the participant is an employee of the Company, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as a capital gain or loss. A capital gain or loss will be long-term if the optionee has held the shares more than twelve months from the date of recognition of income.

The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the non-qualified stock option.

Stock Appreciation Rights.  A participant recognizes ordinary income upon the exercise of a SAR. The Company generally receives a deduction for amounts it pays in connection with stock appreciation rights.

Restricted Stock.  In general, a participant will not recognize taxable income upon the receipt of restricted stock, because such stock will be subject to restrictions that constitute a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. Rather, the participant will recognize ordinary income at such time as the restrictions no longer apply, in an amount equal to the fair market value of the stock at that time over the amount, if any, paid for the stock. However, a participant may elect to be taxed currently upon receipt of the stock (without regard to such restrictions) by making an election under Section 83(b) of the Code within 30 days of receipt. In this event, the participant will recognize ordinary income at the time of the receipt of the stock in an amount equal to the excess, if any, of the fair market value of the stock at that time over the amount, if any, paid for the stock. However, if the shares are later forfeited, the participant will not be entitled to any loss (except for any amount actually paid for the stock). Any future appreciation in the stock will be treated as capital gain upon the sale or exchange of the stock. The amount of compensation income to the participant generally is deductible by the Company. Any dividends paid to the participant on restricted stock before the stock is taken into income are ordinary compensation income to the participant and generally are deductible by the Company.

Certain Limits on Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to each of the Chief Executive Officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for performance based compensation that satisfies certain conditions. The Company believes that future stock options and stock appreciation rights granted under the 2004 Plan with an exercise or strike price equal to at least the fair market value of the underlying Common Stock on the date of grant will qualify for the performance based compensation exception to the deduction limit, assuming that the 2004 Plan is adopted and approved by stockholders. In that case, any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options or stock appreciation rights with a strike price equal to at least the fair market value of the underlying Common Stock on the date of grant will remain deductible by the Company without limitation under Code Section 162(m). Other awards under the 2004 Plan, together with other compensation payable to one of the affected officers will generally remain subject to the limit of Section 162(m).

Equity Compensation Plan Information

Number of
		Weighted Average	Securities
	Number of	Exercise Price of	Remaining Available
	Securities to be	Securities to be	for Future
	Issued Upon	Issued Upon	Issuances Under
	Exercise of	Exercise of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities
	and Rights	and Rights	Reflected in Column(a)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders
General Employee Stock Plan	361,382	16.93	662,854
2004 Equity Incentive Plan	1,288,361	0	3,935,386
1998 Equity Incentive Plan	982,025	21.17	0
Total

BOARD OF DIRECTORS AND COMMITTEES

The Board met 8 times during 2006. Each director attended 75% or more of the total number of meetings of the Board and each of the committees on which he or she served on in 2006, other than Mr. Schafer, who attended at least 50% of such Committee meetings. The non-employee directors regularly meet in executive session without management.

It is the Company’s policy that directors are invited and encouraged to attend the annual meeting of stockholders. All of the Company’s directors attended last year’s annual meeting of stockholders in person or by telephone.

Director Independence

The Stockholders Agreement provides that at all times a majority of the directors on the Board must meet certain independence requirements. No director may be an officer, employee or director of any other affiliate of Norilsk Nickel or Norimet. A majority of directors on the Board must: (i) meet the requirements set forth in Sections 303.01(B)(2)(a) and (B)(3) of the listing requirements of the NYSE, as may be amended from time to time, (ii) meet such other requirements regarding the independence of directors as may be applicable to the Company pursuant to applicable law or the rules of the NYSE, and (iii) become directors subject to an affirmative determination by the Company’s Independent Directors (as defined below) that they have no prior material relationship with the Company (other than as a director) or any affiliate of Norimet or Norilsk Nickel (including either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company or any affiliate of Norimet or Norilsk Nickel).

In addition, the Board follows certain guidelines put in place for determining director independence, which meet or exceed the listing standards of the NYSE with respect to director independence. These guidelines can be found on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Independence Criteria for Directors.” A copy may also be obtained upon request from the Company’s Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

These guidelines provide objective as well as subjective criteria that the Board will utilize in determining whether each director meets the independence standards of the Securities and Exchange Commission (the “SEC”) and the NYSE applicable to the Company. Such criteria include, but are not limited to, the following standards:

•	A director who is an employee or has been, or whose immediate family member is an executive officer or has been, of the Company is not independent until three years after the end of such employment relationship.

•	A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent.

•	A director who is affiliated or has been with or employed by, or whose immediate family member is affiliated or has been with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of such service or the employment relationship.

•	A director who is employed or has been, or whose immediate family is employed or has been, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•	A director who has been an executive officer, general partner or an employee, or whose immediate family member is or has been an executive officer or general partner, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after falling below such threshold.

Pursuant to these guidelines, the Board undertook its annual review of director transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in these guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors serving in 2006 and all directors nominated for election at the annual meeting are independent of the Company, Norimet, Norilsk Nickel and the Company’s management under the standards set forth in the Corporate Governance Principles, with the exception of Francis R. McAllister, The Honorable Donald W. Riegle, Jr. and Todd D. Schafer. Mr. McAllister is considered an inside director because he is the Chairman and Chief Executive Officer of the Company. Mr. Schafer is a partner in a law firm that regularly provides legal services to Norilsk Nickel and certain of Norilsk Nickel’s affiliates and shareholders. Accordingly, Mr. Schafer believes that it is appropriate that he is not determined to be an independent director. Mr. Riegle is the Chairman of Government Relations at APCO Worldwide, Inc. (“APCO”), a public affairs communications company which provided services to Norilsk Nickel and the Company during 2004, 2005 and 2006. The fees that APCO received from Norilsk Nickel in 2004 and 2005 exceeded the NYSE limitations. As a result, Mr. Riegle is not considered an independent director.

Committees

Audit Committee.  The Company has a standing Audit Committee as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held 9 meetings during 2006. During 2006, the Audit Committee was composed of Sheryl K. Pressler (Chairwoman), Steven S. Lucas and Joseph P. Mazurek. On February 22, 2006, Mr. Mazurek resigned from the Committee and effective as of the same date, the Board appointed Patrick M. James as Mr. Mazurek’s replacement on the Committee. On three occasions, Jack E. Thompson was appointed as a special member of the Committee and on one occasion Patrick M. James was appointed as a special member of the Committee, in each case when another member was unavailable. The Board has determined that the members of the Audit Committee are “independent,” as defined in Section 303A.02 of the NYSE’s listing standards and Rule 10A-3(b)(1) of the General Rules and Regulation under the Exchange Act.

The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements, recommends to the Board the engagement of the Company’s independent auditors, reviews with the independent auditors the plans and results of the auditing engagement and considers the independence of the Company’s auditors. The Audit Committee is also responsible for reviewing the Company’s finance matters.

The Audit Committee is governed by a written charter which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Charters/Audit Committee Charter.” Copies of this charter are also available in print to stockholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

The Audit Committee also follows a written Audit and Non-Audit Services Pre-Approval Policy for services to be performed by the independent auditor. Proposed services may be either (i) pre-approved without consideration of specific case-by-case services by the Audit Committee (“General Pre-Approval”) or (ii) require the specific pre-approval of the Audit Committee (“Specific Pre-Approval”). The Audit Committee believes that the combination of these two approaches results in an effective and efficient procedure to pre-approve services performed by the independent auditor to ensure the auditor’s independence is not impaired. Unless a type of service has received General Pre-Approval, it requires Specific Pre-Approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed specific individual project to provide an otherwise generally approved service whose expected fees exceed $25,000 requires an overriding Specific Pre-Approval by the Audit Committee.

For both types of pre-approval, the Audit Committee shall consider whether such services are consistent with the rules of the SEC on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors are considered by the Audit Committee in its business judgment as a whole, and no one factor is determinative.

The term of any General Pre-Approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee may revise the list of General Pre-Approved services from time to time, based on subsequent determinations.

This policy is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Policies/Audit and Non-Audit Policy”. Copies of this policy are also available in print to stockholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

Federal securities laws and NYSE listing standards require the Board to determine whether a member of its audit committee is an “audit committee financial expert” and disclose its determination. According to these requirements, an audit committee member can be designated an audit committee financial expert only when the audit committee member satisfies five specified qualification requirements, such as experience (or “experience actively supervising” others engaged in) preparing, auditing, analyzing, or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with the Company’s financial statements. The regulations further require such qualifications to have been acquired through specified means of experience or education. While the Board has confidence in the ability and the effectiveness of its Audit Committee, the Board has determined that no current Audit Committee member qualifies as an audit committee financial expert. The Board believes that the current members of the Audit Committee are qualified to carry out the duties and responsibilities of the Audit Committee. The Board currently has a vacancy as a result of the resignation of Jack E. Thompson effective July 26, 2006. The Board desires to fill this vacancy with a person satisfying the requirements for an audit committee financial expert, assuming that such individual satisfies such other criteria that the Board believes are important for an individual to make a meaningful contribution to the deliberations of the Board as a whole. The Board has determined that Sheryl K. Pressler has accounting or financial management expertise in accordance with the NYSE Listing Standards.

Compensation Committee.  The Company has a Compensation Committee as required pursuant to Section 303A.05 of the NYSE’s listing standards. The Compensation Committee held 5 meetings during 2006. From January 1, 2006 through February 23, 2006, the Compensation Committee was composed of Craig L. Fuller (Chairman), Patrick M. James, Steven S. Lucas and Jack E. Thompson. On February 23, 2006, Mr. James was reassigned from the Compensation Committee. Effective as of the same date, the Board appointed Joseph P. Mazurek as Mr. James’ replacement. On July 26, 2006, Mr. Thompson resigned from the Board.

The Board has determined that each of the members of the Compensation Committee is “independent,” as defined in Section 303A.02 of the NYSE’s listing standards. The principal responsibilities of the Compensation Committee are to establish policies and determine matters involving executive compensation, recommend changes in employee benefit programs, approve the grant of stock options and stock awards under the Company’s stock plans and provide assistance to management regarding key personnel selection. The Compensation Committee’s written charter is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Charters/ Compensation.” A copy of the charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

Health, Safety and Environmental Committee.  The Company has a Health, Safety and Environmental Committee. The principal responsibilities of this committee are (i) to review the Company’s environmental and occupational health and safety policies and programs, (ii) to oversee the Company’s environmental and occupational health and safety performance and (iii) to monitor current and future regulatory issues. From January 1, 2006 to July 26, 2006, the Health, Safety and Environmental Committee was composed of Jack E. Thompson (Chairman), Sheryl K. Pressler, The Honorable Donald W. Riegle, Jr. and Todd D. Schafer. On July 26, 2006, Mr. Thompson resigned from the Board. Effective as of the same date, the Board appointed Mr. Schafer as temporary Chairman of the Committee. This committee held 2 (two) meetings in 2006.

Committee on Ore Reserves.  The Company had a Special Committee on Ore Reserves during 2006. On February 22, 2007, the Board made this a regular Committee. The principal responsibilities of this committee are (i) to advise the Board on the appropriateness, accuracy and completeness of the Company’s ore reserves and (ii) to ensure that management appropriately presents the Company’s ore reserves to regulatory agencies. During 2006, the Special Committee on Ore Reserves was composed of The Honorable Donald W. Riegle, Jr. (Chairman), Patrick M. James, Todd D. Schafer and Jack E. Thompson. On July 26, 2006, Mr. Thompson resigned from the Board. This committee held 3 (three) meetings in 2006.

Corporate Governance and Nominating Committee.  The Company has a Corporate Governance and Nominating Committee as required pursuant to Section 303A.04 of the NYSE’s listing standards. The Corporate Governance and Nominating Committee held 4 (four) meetings during 2006. During 2006, the Corporate Governance and Nominating Committee was composed of Joseph P. Mazurek (Chairman), Craig L. Fuller and Patrick M. James. The Board has determined that each of the members of the Corporate Governance and Nominating Committee, respectively, was an independent director under the NYSE listing standards and the SEC rules.

The principal responsibilities of the Corporate Governance and Nominating Committee are (i) identifying and recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board, (ii) advising the Board as to the appropriate size, function and procedures of the committees of the Board, (iii) developing and recommending to the Board corporate governance principles and (iv) overseeing evaluation of the Board and the Company’s executive officers.

The Corporate Governance and Nominating Committee is governed by a written charter. The Board also follows written corporate governance guidelines for the Company and a written policy for stockholder nomination of directors. These documents set forth the criteria and methodology the Board will use when considering individuals as nominees to the Board. Current copies of these documents are available on the Company’s corporate website at www.stillwatermining.com under the headings “Corporate Governance/Charters/Corporate Governance/Nominating”, “Corporate Governance/ Governance Principles” and “Corporate Governance/Policies/Stockholder Nomination of Directors”, respectively. Copies of these documents are also available in print to stockholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

The Company has a Business Ethics Policy and Code of Ethics applicable to its officers, directors, employees and agents, which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Policies/Business Ethics.” The purpose of this policy is to provide legal, ethical and moral standards for the conduct of the Company’s business. The Board has also adopted a written Code of Ethics for its Chief Executive and Senior Financial Officers which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Policies/Code of Ethics for Senior Financial Officers.” This document sets forth specific policies to guide the Chief Executive Officer, Chief Financial Officer and Controller in the performance of their duties. Copies of these documents are also available in print to stockholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

Candidate Selection Process

The minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance and Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Corporate Governance and Nominating Committee also seeks to have the Board represent a diversity of backgrounds and experiences.

The Corporate Governance and Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board — for example, retirement as a Chief Executive Officer or Chief Financial Officer of a public company or exiting government or military service. The Corporate Governance and Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described below, the Corporate Governance and Nominating Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Corporate Governance and Nominating Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Corporate Governance and Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Corporate Governance and Nominating Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Corporate Governance and Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Under the Company’s Corporate Governance Principles, the Corporate Governance and Nominating Committee will present a list of candidates to the Board for nomination. The Chief Executive Officer will be included in the process on a non-voting basis. Taking into account the Stockholders Agreement, the Corporate Governance and Nominating Committee will make a recommendation to the Board and the Board will determine which of the recommended candidates to approve for nomination.

Nomination Process

Nominations of persons for election as directors of the Company may be made at a meeting of stockholders (a) by or at the direction of the Board, (b) by the Corporate Governance and Nominating Committee or persons appointed by the Board or (c) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Section 3.3 of the Company’s by-laws. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Company’s Corporate Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive office of the Company not less than fifty days nor more than seventy-five days prior to the meeting; provided, however, that in the event that less than sixty days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Company’s Corporate Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Exchange Act, as now or hereafter amended; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election by the stockholders as a director of the Company unless nominated in accordance with the procedures set forth herein. The chairman of the meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Lead Independent Director

In accordance with the Company’s Corporate Governance Principles and Bylaws, the independent directors will designate a lead independent director who will preside at the executive sessions of the Board. Patrick M. James is currently designated as the lead independent director. The lead independent director’s duties include coordinating the activities of the independent directors, coordinating the agenda for and moderating sessions of the Board’s independent directors and other non-management directors, if any, and facilitating communications between the other members of the Board.

Stockholder Communication with Directors

The Board has a written policy on stockholder and interested party communications with directors, a copy of which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Stockholder Communication with Directors.”

Under the policy, stockholders and other interested parties may contact any member (or all members) of the Board (including, without limitation, the lead independent director, Patrick M. James, or the non-management directors as a group), any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Corporate Secretary, Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102. To communicate with any of our directors electronically, stockholders should go to our corporate website at www.stillwatermining.com. Under the heading “Corporate Governance/Stockholder Communication with Directors,” you will find an on-line form that may be used for writing an electronic message to the Board, any individual director, or any group or committee of directors. Please follow the instructions on our website in order to send your message.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are identified under “Committees” above. No member of the Compensation Committee was, at any time during 2006, an officer or employee, or a former officer, of the Company. No executive officer of the Company has served on the board or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board or Compensation Committee.

Director Compensation

Each non-employee director receives a quarterly retainer of $10,000 which may be paid in cash or may be deferred in cash or Common Stock as described below. In addition, the Company pays each non-employee director and committee member $2,000 per meeting of the Board attended and $1,000 per telephonic meeting in which he or she participated. The Lead Independent Director and Audit Committee chair each receive an additional annual retainer of $10,000, and the Committee chairs each receive additional annual retainers of $5,000. The Company also reimburses all directors for reasonable travel expenses. Additionally, in 2006, each non-employee director received a grant of common stock valued at $20,004.

In December 2004, the Board approved a guideline that non-employee directors should own Common Stock having a value of at least $100,000. Pursuant to that guideline, each director is asked to comply with this new guideline by the fifth anniversary of his or her election to the Board. Current directors are asked to comply by the date of the 2009 Annual Meeting of Stockholders. On February 23, 2006, the Board determined to increase the annual director Common Stock grants from $10,000 to $20,000. As a result, on the date of each annual meeting of stockholders, each non-employee director will receive a grant of common stock valued at $20,000, with restrictions that lapse upon the earlier of six months following the grant or the director’s death, disability, retirement or a change in control of the Company.

In May 2005, the Board adopted a Non-Employee Director Deferral Plan that allows non-employee directors to defer cash and stock compensation for service as a director of the Company and later receive such compensation in the form of cash or shares of Common Stock. If a director elects to defer compensation and receive such compensation in the form of deferred shares, the number of shares such director will be entitled to receive will be determined by dividing the amount of compensation deferred during such quarter by the closing NYSE fair market value of one share of Common Stock on the last day that the stock traded during such quarter. Upon receiving deferred stock, such director’s account will be credited additional “matching” deferred shares in an amount equal to 20% of the number of deferred shares to which he or she is entitled pursuant to the calculation described above. Additionally, a director may elect to receive deferred shares upon settlement of restricted stock units received from the Company, provided that the Company does not provide matching shares with respect to restricted stock units.

Director Compensation

	Fees			Non-Equity
	Earned			Incentive	All
	or Paid	Stock	Option	Plan	Other
	in Cash	Awards	Awards	Compensation	Compensation	Total
Name	(2)($)	(3)($)	(4)($)	($)	(5)($)	($)

Craig L. Fuller	73,000	20,004	0	0	0	93,004
Patrick M. James	89,000	20,004	0	0	5,640	114,644
Steven S. Lucas	75,000	20,004	0	0	2,640	97,644
Joseph P. Mazurek	74,000	20,004	0	0	2,640	96,644
Sheryl K. Pressler	80,000	20,004	0	0	4,640	104,644
Donald W. Riegle Jr.	68,000	20,004	0	0	2,640	90,644
Todd D. Schafer	61,000	20,004	0	0	0	81,004
Jack E. Thompson(1)	44,500	0	0	0	0	44,500

(1)	Jack E. Thompson resigned as Director effective July 26, 2006.

(2)	Amounts include fees deferred as stock in the Non-Employee Director Deferral Plan in the amounts of $15,000 and $10,000 for Patrick M. James and Sheryl K. Pressler, respectively.

(3)	All amounts listed reflect the grant date fair value of the 2006 common stock awards. These awards vested over a 6 (six) month period. Patrick M. James, Steven S. Lucas, Joseph P. Mazurek, Sheryl K. Pressler, and Donald W. Riegle Jr. deferred their entire common stock grant into the Non-Employee Director Deferral Plan.

(4)	Option awards outstanding as of December 31, 2006, are as follows:

Options Vested
Name	and Outstanding

Craig L. Fuller	15,000
Patrick M. James	25,000
Steven S. Lucas	7,500
Joseph P. Mazurek	20,000
Sheryl K. Pressler	15,000
Donald W. Riegle Jr.	5,000
Todd D. Schafer	—
Jack E. Thompson	—

(5)	Amounts include a 20% Company match, in the form of Company stock, on fees and stock awards deferred in the form of stock into the Non-Employee Director Deferral Plan. The Company match is also deferred into the Non-Employee Director Deferral Plan.

COMPENSATION DISCUSSION AND ANALYSIS

2006 Overview

Stillwater Mining Company mines palladium and platinum from two underground mines located in south central Montana. The Company’s performance in 2006 exceeded the expectations of management and the Board, as the Company’s reported net income in 2006 was $7.9 million, compared to 2005’s reported net loss $13.9 million — an increase of $21.8 million. The Company’s 2006 mine production increased to 601,000 ounces, up 8.5% from 2005. This level met mine production guidance and production goals under the Company’s Executive Bonus Plan, even despite several mine shutdowns during 2006 due to wildfires. The transformation of mine operations to selected mining, the extension of the developed state and proven ore reserves of the mines and mine infra-structure projects all proceeded on or ahead of budget. The Company’s recycle business increased 68% from 2005 to 2006, and exceeded budget projections by 52%. The Executive Bonus Plan results for 2006, in regard to safety, corporate compliance costs, business expansion as well as mine development and selective mining initiatives, all exceeded planned performance.

As a result of the above events, the Company’s executive compensation outcomes in 2006 reflected annual incentive payouts at approximately 70% above target levels, as described herein. Salary increases were made that resulted in base salaries that remained at median levels compared to the marketplace (as discussed below). In addition, due to intense competition for senior management in the mining industry, the need to build in the long-term sustainable operations in the Company and a lack of pension benefits, the Company took a long-term compensation approach for 2006 that focused on retention, rather than trying to gauge long-term value to achievement of certain performance measures.

Compensation Philosophy & Objectives

Our compensation philosophy is to provide executives with compensation that is aligned with company and individual performance, as well as long-term stockholder value. The overall principle guiding executive compensation at the Company is to reward executives for delivering superior performance. The extent to which each executive reaches any particular level of compensation will vary based on company performance, individual performance and experience. The specific objectives of our program are to:

•	motivate the Company’s management team to continually meet or exceed its operating targets without sacrificing long-term performance and growth;

•	support the Company’s core values and strategic goals;

•	ensure that the Company is able to attract and retain the highest caliber executives; and

•	promote the alignment of management’s interests with those of its stockholders.

We believe these objectives can be realized primarily by ensuring that a significant portion of the executive’s total compensation package is tied to both corporate and individual performance. These objectives are also facilitated by structuring compensation so that there is a proper balance between the short and long-term components of the total compensation program.

The following principles govern how the Company makes compensation decisions to foster the above objectives:

Focus on Results and Strategic Objectives

Our compensation analysis always begins with an examination of the Company’s Business Plan and Strategic Objectives. We intend that our compensation decisions will attract and retain leaders and reward them for achieving the Company’s strategic initiatives and objective measures of success.

Pay for Performance Culture

At the core of our compensation philosophy is our guiding belief that pay should be linked directly to performance. A substantial portion of executive officer compensation is contingent on, and variable with, achievement of objective corporate and/or individual performance objectives. In addition, the Committee does not permit discounted stock options, reload stock options or re-pricing of stock options.

Compensation and Performance Pay Reflective of Position and Responsibility

The Committee believes that compensation and accountability should generally increase with advances in position and enlarged responsibilities. Consistent with this philosophy, total target compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of targeted results and strategic initiatives. In addition, as position advances and responsibilities are enlarged, a greater portion of the executive officer’s total compensation is performance based pay contingent on the achievement of performance objectives. Finally, equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation. The compensation package of our Chairman and Chief Executive Officer, Mr. McAllister, has the largest portion of pay at risk, with 82% of his targeted total direct compensation based on performance of the Company. This package is comprised of 12% short-term risk and 70% long-term risk. Other officers range from 58% to 75% of targeted total direct compensation at risk.

Compensation Decisions That Promote the Interests of Stockholders

Compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures the Company’s long-term success and profitability. The Annual Incentive Program creates incentive for meeting annual performance targets, while equity grants encourage the achievement of longer term objectives, and cliff vest over a three year period. The Committee believes that restricted stock grants create long-term incentives that align the interest of management with the long-term stockholders.

Compensation Should be Reasonable and Responsible

We believe that compensation should be set at responsible levels. Our executive compensation programs are intended to be consistent with the Company’s primary focus on controlling costs, improving the state of development at the mines and increasing demand for palladium.

The Compensation Committee

General

The principal responsibilities of the Committee are to establish policies and determine matters involving executive compensation, recommend changes in employee benefit programs, approve the grant of stock options and stock awards under the Company’s stock plans and provide assistance to management regarding key personnel selection. The Committee’s written charter, which describes the specific duties of the Committee, is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Charters/ Compensation.”

The Committee meets as often as necessary to perform its duties and responsibilities. During 2006 the Committee held 5 (five) meetings. These Committee meetings were held to review executive performance in 2006, review Company benefit plans, receive information regarding compensation trends and competitive salary information.

In making its decisions, the Committee routinely examines the following important business factors, discussed in more detail throughout this CD&A:

•	financial reports on performance versus budget and compared to prior year performance;

•	calculations and reports on levels of achievement of corporate performance objectives;

•	reports on the Company’s strategic initiatives and budget for future periods;

•	information on the executive officers’ stock ownership and option holdings;

•	information regarding Equity Compensation Plan dilution;

•	information sheets setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation and any amounts payable to the executives upon voluntary or involuntary termination, early or normal retirement or following a change-in-control of the Company; and

•	information regarding compensation programs and compensation levels at groups of companies identified by our independent compensation consultant.

The Committee’s Interaction with Management

In order to ensure that compensation programs are aligned with appropriate Company performance goals and strategic direction, management works closely with the Committee in the compensation-setting process. Specifically, management will assist the Committee in evaluating executive performance, recommending business performance targets and objectives, and recommending salary levels and restricted stock awards. However, all decisions regarding executive compensation are ultimately made by the Committee.

The Company’s Chairman and Chief Executive Officer (“CEO”) and General Counsel work with the Compensation Committee Chair to establish the agenda for Committee meetings. We may also request that the CEO attend and participate in Committee meetings, at which the CEO provides background information regarding the Company’s strategic objectives, evaluation of the performance of the senior executive officers, and compensation recommendations as to senior executive officers (other than himself). The Committee also seeks input from the Vice President, Human Resources & General Counsel as necessary and appropriate to carry out its duties. In addition, the Committee regularly meets in executive session without management.

Interaction with Compensation Consultants

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of a compensation consultant. In 2006, the Compensation Committee retained the services of Pearl Meyer & Partners to assist with its review of the compensation package of the proxy officers. In addition, Pearl Meyer & Partners was retained to assist the Committee with several special projects, including research regarding competitive Long- Term Incentive Plans that are performance related, officer retirement planning and assistance with executive employment agreements and preparation of this proxy statement.

The Committee retains Pearl Meyer & Partners directly and approves its fees, although in carrying out assignments, Pearl Meyer & Partners also interacts with Company management when necessary and appropriate. Specifically, the Vice President — Human Resources and General Counsel interacts with the consultants in order to provide compensation and performance data for the executives and the Company. In addition, Pearl Meyer & Partners may, in its discretion, seek input and feedback from the Vice President — Human Resources, and General Counsel regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm alignment with the Company’s business strategy and identify data questions or other similar issues, if any, prior to presentation to the Compensation Committee.

Compensation Structure

Pay Elements — Overview

The Company utilizes three main components of compensation:

•	Base Salary — fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance.

•	Annual Incentive/Bonus — variable pay that is designed to reward attainment of annual business goals, with target award opportunities generally expressed as a percentage of base salary.

•	Long-Term Incentives — stock-based awards including time-based restricted stock, and, if approved by the shareholders, performance based restricted stock. Executive officers also participate in employee benefit plans generally available to all employees on the same terms as similarly situated employees. As a general matter, the Company does not provide its executives with perquisites with the exception of a company car, as our executives travel extensively for business. The Company does not provide any other retirement benefits to our executives, other than eligibility to participate in a 401(k) and 409A Deferred Compensation Plan. The Company provides a company stock match of up to six percent (6%) of the officers’ contributions into the 401(k) Plan and 409A Deferred Compensation Plan, with the combined match not to exceed the lesser of 6% of the executive’s compensation or the executive’s contribution percentage.

Pay Elements — Details

Base Pay.  Base pay is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, we consider the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in the study groups, internal pay equity and the tax deductibility of base salary. Base salaries for new executive officers are determined by individual experience and performance, as well as planned responsibilities within the Company.

The Committee’s policy is to align executive officers’ base salaries at approximately the median for the Company’s Comparator Group (as discussed herein). Adjustments to base salary are made annually based on individual performance or when substantive changes occur in the responsibilities of an executive officer. Base salaries are generally reviewed by the Committee in January of each year.

In adjusting the base salaries in 2006 and 2007, the Committee considered:

•	the compensation philosophy and guiding principles described above;

•	the experience and industry knowledge of the named executive officers and the quality and effectiveness of their leadership at the Company;

•	all of the components of executive compensation, including base salary, annual cash incentive and long-term incentive in the form of restricted stock grants, stock options, retirement and death benefits, and benefits and perquisites;

•	the mix of performance pay to total compensation;

•	internal pay equity among Stillwater Mining senior executives; and

•	the base salary paid to the officers in the Comparator Group, using the median as our point of reference.

Based upon this philosophy discussed above, adjustments were made to officers base salaries in 2006 and 2007. In keeping the officer’s base pay within a median range of the comparator companies, one officer, Stephen A. Lang, received a much larger adjustment in 2007 than the other officers. This adjustment was due to the larger change in base pay among the companies that comprise the comparator group for similar positions and directly related to the intense competition for senior executives in the mining industry. These factors most likely resulted in such a sharp increase in salary for these positions in the market place. Another officer, John Stark, also received a larger increase than other officers in 2007. This increase was due to increased responsibilities, such as the marketing efforts related to increasing demand for palladium jewelry. The specific adjustments made in 2006 and 2007 for each named executive officer were the following:

		2005	2006		2007
		Base	Base	Percentage of	Base	Percentage of
Name	Title	Salary	Salary	Increase	Salary	Increase

Francis R McAllister	Chairman/Chief Executive Officer	$550,000	$580,000	5.5%	$600,000	3.4%
Stephen A. Lang	Executive Vice President/Chief Operating Officer	$300,000	$315,000	5.0%	$350,000	11.1%
Gregory A. Wing	Vice President, Chief Financial Officer	$250,000	$262,500	5.0%	$275,000	4.8%
John R. Stark	Vice President, Human Resources and General Counsel	$260,000	$275,000	5.8%	$300,000	9.1%
Terrell I. Ackerman	Vice President	$210,000	$220,000	4.8%	$230,000	4.5%

Short-Term Incentive Compensation.  Annual target incentive measures are set each year relative to the Company’s Annual Business Plan where, for 2006, ninety percent (90%) of the total annual cash incentive (“annual bonus”) was based upon a quantitative formula, and the remaining ten percent (10%) was based on Committee discretion of individual and group performance. The outcome of the annual incentive measures are then applied to individual annual bonus opportunities determined from a comparator group median (as shown below) which vary with each executive officer’s position within the Company. Each executive officer has a threshold, target (the median) and maximum annual bonus opportunity, expressed as a percentage of base salary (with linear interpolation between opportunity percentages), as follows:

	Bonus at	Bonus at
	Threshold	Target	Bonus at
Performance	Performance	Performance	Maximum
Executive Officer	Level	Level	Level

Chairman/Chief Executive Officer	35%	70%	140% of Base Salary
Executive Vice President /Chief Operating Officer	30%	60%	120% of Base Salary
Chief Financial Officer	20%	40%	80% of Base Salary
Other Executive Officers	20%	40%	80% of Base Salary

During 2006, the performance measures underlying the annual bonus included the following:

Weighting as
Percentage of
Total Annual
Bonus

Safety	15%
Corporate Regulatory Compliance	5%
Mine Production	15%
Mine Costs Compared to Budget	15%
Business Expansion and Strategic Initiatives	15%
Developed State Strategic Initiatives	10%
Selective Mining Initiatives	15%

Sub-Total	90%
Board Discretionary Amount	10%

Total	100%

The Committee believes that disclosure of the specific performance target levels of each of the measures noted above are confidential and would damage the competitive positioning of the Company, although the Committee believes that the majority of the target goals are stretch goals. We have not utilized company financial measures in the short-term plan due to the uncertainty of metal prices which are beyond the control of the officers and due to the need to focus on improvement on safety, mine development, productivity increases and cost reduction initiatives.

For the targets established in 2006, the management group exceeded target performance by 50% with respect to the quantitative component of the annual incentive. With respect to the discretionary component, the Committee determined that the maximum bonus award was appropriate given the levels of performance. In total each officer received an increase of 70% out of a possible 100% increase to his respective target bonus.

In February 2007, the Committee approved the following bonus payments to the named executive officers:

		Percentage of
Name	Bonus	Base Salary

Francis R. McAllister	$690,200	119%
Stephen A. Lang	$321,300	102%
Gregory A. Wing	$178,500	68%
John R. Stark	$187,000	68%
Terrell I. Ackerman	$149,600	68%

Long-Term Incentive Compensation.  The Company may provide additional incentives to executives through discretionary grants of stock options, restricted stock, stock appreciation rights or other stock-based awards under the Company’s 2004 Equity Incentive Plan, as amended from time to time, which serves to align executive interests with those of the stockholders.

In 2006, time-based restricted stock was the primary long-term incentive vehicle within the total compensation package. Restricted stock grants typically cliff-vest over three year periods. The Committee plans to continue to use restricted stock or restricted stock units as a long-term incentive vehicle because:

•	It aligns the interests of executives with those of the stockholders in that as share prices increase, executives and shareholders benefit in parity; it reinforces the need to retain the officers during this critical period of development and strategic initiatives; it fosters employee stock ownership; and it focuses the management team on increasing value for the stockholders.

•	It focuses the officers on attainment of longer term goals and with the adoption of the amendment of the 2004 Equity Incentive Plan will allow for performance shares to be granted.

In determining the number of shares of restricted stock to be granted to senior executive officers, the Committee takes into account: (1) the individual’s position, (2) scope of responsibility; (3) ability to affect profits and stockholder value; (4) historic and recent performance; and (5) and the value of stock grants in relation to other elements of total compensation. Targets for executive officers range from 75% to 400% of annual base salary, as follows:

Target LTI
Restricted Stock
Grants
Percentage of
Name	Base Salary

Francis R. McAllister	400%
Stephen A. Lang	250%
Gregory A. Wing	140%
John R. Stark	150%
Terrell I. Ackerman	100%

The long-term grant criteria is determined using modified corporate performance metrics which better balance long-term objectives to performance. The chart below demonstrates the factors utilized, the weighing of how it would have been measured under the short-term incentive plan and how this would be converted under the long-term plan.

Long-Term Grant Criteria
		2006 MIP	LTI
Factor	Weight	Performance	Conversion	Result

Safety	20%	200%	150%	30%
Production	25	60	60	15
Costs	25	153	127	32
Strategy*	30	183	142	43

	100%

MIP/LTI Conversion
Chart**
MIP	LTI

200%	150%
150	125
100	100
75	75
50	50

*	MIP initiatives 5-7.

**	Interpolate for intermediate values.

The FAS 123(R) values attributable to such grants are reported in the Summary Compensation Table. In February 2007, the Committee granted the following restricted stock to the named executive officers for the year 2006:

	Restricted Stock Grants for 2006
	Number of	Value of (1)	Percentage of
Name	Underlying Shares	Underlying Shares	Base Salary

Francis R. McAllister	218,524	$2,784,000	480%
Stephen A. Lang	78,493	$1,000,000	317%
Gregory A. Wing	34,615	$441,000	168%
John R. Stark	38,854	$495,000	180%
Terrell I. Ackerman	20,722	$264,000	120%

(1)	This amount is determined using the 90 calendar days average share price as of February 22, 2007, of $12.74.

These amounts are not reflected in the Summary Compensation Table as they did not result in any expense for fiscal year 2006.

Pay Mix.  We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of security-oriented compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this portfolio approach, we provide the executive a measure of security in the minimum level of compensation the executive is eligible to receive, while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for the Annual Incentive Plan and the Long-Term Incentive Plan likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For key executives, the mix of compensation is weighted towards at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy. We place great emphasis on variable performance based compensation through the Annual Incentive Program and restricted stock grants. Performance based pay represented 80% of the total compensation actually paid to the named executive officers for fiscal 2006. In addition, we believe that long-term incentives, and particularly equity compensation, provides a very important motivational and retentive aspect to the compensation package of our key executives. The chart below shows the breakdown between fixed pay vs. variable performance based pay and long-term vs. short-term pay for each executive officer for fiscal 2006:

					Percentage of
					Long-Term
		Percentage of Total Compensation			vs. Short-Term
		Restricted			Long-
		Stock	Cash	Actual	Term
		Grants	Bonus	Performance	Incentive	Short Term
Name	Title	(LTI)	Pay	Pay	(LTI) %	Incentive %

Francis R. McAllister	Chairman/Chief Executive Officer	69%	17%	86%	80%	20%
Stephen A. Lang	Executive Vice President/Chief Operating Officer	61%	20%	81%	76%	24%
Gregory A. Wing	Vice President, Chief Financial Officer	50%	20%	70%	71%	29%
John R. Stark	Vice President, Human Resources and General Counsel	52%	20%	72%	73%	27%
Terrell I. Ackerman	Vice President	42%	24%	66%	64%	36%

Pay Levels and Benchmarking

The Committee believes that it is appropriate to establish compensation levels based primarily on benchmarking against at similar companies, both in terms of compensation practices as well as levels of compensation. It is in this way that we can gauge if we pay competitive in the marketplace for our talent, as well as ensure that our compensation is reasonable.

Accordingly, the Committee reviews compensation levels for the named executive officers against compensation levels at the comparator companies in the study groups identified by the Committee’s compensation consultant. Our compensation consultant provided us with information regarding compensation programs and compensation levels at the 25th, median and 75th percentiles among the comparator companies in study group (referred to herein as the “Comparator Group”), which is comprised of nine metal mining companies and the six coal mining companies. Our compensation consultant has recommended and the Committee has approved these companies as the relevant Comparator Group for compensation comparisons. As in the past, sales for the most recent fiscal year and market capitalization at 2006 year end were used to establish comparability. These comparator mining companies have median sales of $726 million versus $507 for Stillwater (ranking Stillwater 9th of 16 in this category), and a median market capitalization of $2 billion versus $1.1 billion at Stillwater (ranking Stillwater 12th of 16 in this category). In addition, the comparator proxy compensation data is supplemented with survey compensation data to develop market compensation figures.

The companies that composed our Comparator Group in 2006 were the following:

Metal Mining Companies — Cambior, Inc., Cleveland-Cliffs, Inc., Coeur d’Alene Mines Corporation, Glamis Resources, Ltd., Goldcorp, Inc., Hecla Mining Company, Kinross Gold Corporation, Meridian Gold Corporation, North American Palladium Ltd.

Coal Mining Companies — Alliance Resources Partners, L.P., Arch Coal, Inc., CONSOL Energy Inc., Massey Energy Corporation, Peabody Energy Corporation, Westmorland Coal Company.

To remain consistent from year to year, the Committee currently intends to use the same Comparator Group as part of the annual marketplace study. The specific companies included in the Comparator Group may change, however, if there is a change in their size, relevance or other pertinent factor that impacts the comparability between our company and theirs.

Utilizing the information described above, market compensation consensus numbers are developed for base salary, cash bonus and long-term incentive. At the 25th percentile, median and 75th percentile. Base salary and cash bonus are then targeted for each officer at median levels depending upon performance and at the 75th percentile for long-term incentive.

Impact of Tax and Accounting

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to any such persons in any fiscal year. We review compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it necessary to preserve needed flexibility in recognizing and rewarding desired performance, and when it is in the best interests of Stillwater Mining to do so. Our 2004 Equity Incentive Plan would permit grants of stock options and stock appreciation rights to qualify for the performance based exception of Section 162(m). If the 2004 Plan, as amended and submitted to shareholders in this proxy statement is approved, grants of restricted stock may also qualify for this exception.

For 2006, one officer exceeded the Section 162(m) $1.0 million dollar limitation. We reviewed Mr. McAllister’s compensation in light of his achievements and determined that these achievements, along with our compensation philosophy, should result in the compensation awarded in spite of the Section 162(m) limitation.

As a general matter, we always takes into account the various tax and accounting implications of compensation vehicles employed by the Company. When determining amounts of Long-Term Incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Statement of Financial Accounting Standard 123 (revised 2004), grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock and restricted stock units (our predominant instruments for executives), the cost is equal to the fair value of the stock on the date of grant times the number of shares or units granted. This expense is amortized over the requisite service period, or vesting period of the instruments.

Stock Ownership Guidelines

The executive officers of the Company own shares of the company outright and in addition have the conditional right to receive deferred shares as shown below. These stock ownership ranges vastly exceed competitive guidelines and therefore, we feel there is no need for such guidelines.

The Company also maintains a policy that prohibits executives from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception exists is if the executive requests prior approval from the Company to pledge securities as collateral for a loan (but not for margin accounts) and the executive can demonstrate the financial capacity to repay the loan without resort to the pledged securities. Currently, no officers have any securities pledged for such a loan as discussed above.

As of the Record Date, stock ownership by officers was as follows:

			Unvested	Vested		% of 2007
	Common	401(k)	Restricted	Stock	Total Stock	Base
Name	Stock(1)$	Shares(1)$	Stock(1)$	Options(2)$	Ownership$	Salary

Francis R. McAllister	597,644	218,523	8,892,071	0	9,708,238	1618%
Stephen A. Lang	0	44,731	2,648,933	271,000	2,964,664	847%
Gregory A. Wing	0	0	1,208,313	0	1,208,313	439%
John R. Stark	0	108,439	2,008,776	0	2,117,215	706%
Terrell I. Ackerman	42,900	75,769	854,982	0	973,651	423%

(1)	Values are based on the Record Date closing price of $12.46

(2)	Values are based on the Record Date closing price of $12.46 less the Grant Price value.

Timing and Pricing of Equity Grants

Stillwater Mining has adopted a policy on stock option grants that includes the following provisions relating to the timing of option grants:

•	Except for inducement grants for new executives, officers will not receive stock options.

•	The grant date for all inducement grants is the date of an officer becomes an employee.

•	Stillwater Mining executives do not have any role in selecting the grant date.

•	The exercise price is the closing price of the underlying common stock on the grant date.

•	Stock option awards are promptly announced on a Form 4.

We have utilized a 90 day closing price stock averaging formula in determining annual equity grants of restricted stock since 2005. The ending date of the 90 day average is the date of Board approval, which is also the effective date of the grant. We feel this type of trailing price formula presents a fairer representation of stock price performance.

The Company did not grant any stock options or stock appreciation rights to its Chief Executive Officer or other executive officers during 2006, or in the first quarter of 2007. The Company has not granted annual stock options to officers since 2002, except for hire on grants for new officers. The granting of stock options for new officers is expected to continue and would be based upon market closing price on date of Board approval. Prior to 2004 stock options were granted to officers on the date of committee and board approval and at market closing prices.

Adjustment or Recovery of Awards

The Company does not maintain any specific policies that provide for adjustment or recovery of awards in the event that performance on which such awards are based are adjusted

In addition, under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financials due to material non-compliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of the Company during those 12 months.

Consideration of Prior Amounts Realized

In accordance with of the Company’s philosophy of rewarding executives for future superior performance, prior stock compensation gains are not considered in setting future compensation levels

Reasonableness of Compensation

After considering all components of the compensation paid to the named executive officers, the Compensation Committee has determined that the compensation is reasonable and not excessive. We base this decision on the following items, among others:

•	Variable, performance based pay represents, on average, 75% of the total compensation at target for the named executive officers that they could earn for fiscal 2007.

•	The executive officers have no defined Benefit Pension Plan entitlement.

•	The total compensation levels for the named executive officers are comparable with the median of the total compensation levels at the comparator companies in the study.

EXECUTIVE COMPENSATION, OTHER COMPENSATION AND POTENTIAL
PAYMENT INFORMATION

Employment Agreements

The Company has employment agreements with Francis R. McAllister, Stephen A. Lang, Gregory A. Wing, John R. Stark, and Terrell I. Ackerman.

Francis R. McAllister.  The Company entered into an employment agreement with Francis R. McAllister which became effective on February 12, 2001, and was amended on July 17, 2001. The agreement had an initial term ending February 11, 2004, which term is continued for subsequent one-year periods unless terminated, provided that following a change of control, the term will continue for no less than 24 additional months. It is terminable by the Company or Mr. McAllister at any time upon written notice. Mr. McAllister’s agreement provides for, among other things:

•	an annual base salary of $500,000, which was increased to 550,000 on January 1, 2005, increased to $580, 000 on January 1, 2006, and to $600,000 on January 1, 2007;

•	a performance based cash bonus to be determined by the Board, with a target of 50% of base salary, a maximum of which is 100% of base salary , which was increased on April 27, 2006, to 70% of base salary, with a maximum of 140% of base salary and with no guaranteed minimum payment; and

•	the grant of an option to purchase 75,000 shares of Common Stock, of which 25,000 shares become exercisable on each of February 12, 2002, 2003 and 2004.

If Mr. McAllister is terminated by the Company without cause (as defined below) or if he resigns voluntarily for good reason (as defined below), at any time other than within two years following a change of control (as defined below), he is entitled upon signing a release of claims against the Company, to the following:

•	a pro rata portion of the target bonus for the year in which his termination occurs;

•	an amount equal to two times the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination, which amount will be paid in equal installments over 24 months from the date of termination;

•	continued participation in the Company’s employee benefit plans and policies for a period of 24 months or until he receives similar coverage from a subsequent employer; and

•	accelerated vesting of any unvested restricted stock.

If the Company terminates Mr. McAllister without cause or if he resigns voluntarily for good reason, within two years following a change of control, then in lieu of the payments and benefits described above, Mr. McAllister will be entitled to the following:

•	a lump sum cash payment in an amount equal to three times his annual base salary and three times the higher of (x) his target bonus or (y) his annual bonus paid for the most recent calendar year;

•	continued participation in the Company’s benefit plans and policies for a period of three years or less if he receives similar benefits from subsequent employment; and

•	accelerated vesting of any unvested restricted stock.

Mr. McAllister will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary non-disclosure covenant, a one-year covenant not to compete and not to solicit employees of the Company, an agreement by the Company to indemnify Mr. McAllister, as permitted by law, against any claim resulting from the performance of his duties as an officer or director of the Company, and an agreement by the

Company to use commercially reasonable efforts to obtain and maintain customary directors’ and officers’ liability insurance covering Mr. McAllister.

The following table quantifies benefits to which Mr. McAllister would be entitled under certain termination events.

								Termination
								Without
								Cause or
								with Good	Involuntary
								Reason	or Good
								Prior to CIC	Reason
								or More	Termination
								Than 24	Upon or
		For						Months	within 24
Executive Benefits and	Voluntary	Cause	Early	Normal			CIC (no	After CIC,	Months
Payments Upon Termination	Termination	Termination	Retirement	Retirement	Disability	Death	Termination)	or Non-Renewal	After CIC

Severance Payments
Base Salary	0	0	0	0	0	143,014	0	1,160,000	1,740,000
Short-Term Incentive	0	0	0	0	0	0	0	812,000	1,320,000
Pro-Rata Bonus(1)	0	0	0	0	0	0	0	0	0
Value of Unvested Equity Awards and Accelerated
Options	0	0	0	0	0	0	0	0	0
Restricted Stock Units(2)	0	0	0	0	6,184,111	6,184,111	6,184,111	6,184,111	6,184,111
Performance Shares	0	0	0	0	0	0	0	0	0
Value of Perquisites and Benefits
Accrued Vacation	44,615	44,615	44,615	44,615	44,615	44,615	0	44,615	44,615
Health & Welfare Benefit Continuation	0	0	0	0	0	0	0	25,069	37,604
Payout of 401(k) Balance(3)	202,125	202,125	202,125	202,125	202,125	202,125	0	202,125	202,125
Payout of 409A Balance(3)	136,708	136,708	136,708	136,708	136,708	136,708	0	136,708	136,708
Death Benefit	0	0	0	0	0	350,000	0	0	0
280G Impact
Gross-Up	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	2,083,234

	383,448	383,448	383,448	383,448	6,567,559	7,060,573	6,184,111	8,564,628	11,748,397

(1)	Assumes executive was terminated on December 31, 2006, and was fully entitled to 2006 bonus which is reflected in the Summary Compensation Table.

(2)	Value is based on the December 29, 2006, closing price of $12.49.

(3)	Amounts include executive’s contributions and Company match and are or have been disclosed previously in our current Summary Compensation Table as well as prior years’ Summary Compensation Tables.

Stephen A. Lang.  Stephen A. Lang’s employment agreement became effective on September 2, 2003, and has an initial term ending on September 1, 2005. The Agreement is to be continued from year to year unless altered or terminated. The agreement provides for:

•	an initial base salary of $250,000, which was increased to $275,000 on January 1, 2004, increased to $300,000 on January 1, 2005, and to $315,000 on January 1, 2006, and $350,000 on January 1, 2007;

•	a performance based cash bonus to be determined by the Board, with a target of 40% and a cap of 80%, which was increased on April 27, 2006, to 60% of base salary, with a maximum of 120% of base salary and with no guaranteed minimum payment; and

•	subject to Board approval, the grant of options to purchase 50,000 shares of Common Stock, one third of which will become exercisable on each of September 2, 2004, 2005 and 2006.

If the Company terminates Mr. Lang’s employment without cause (as defined below) or if he resigns voluntarily for good reason (as defined below), at any time other than within two years following a change of control (as defined below), Mr. Lang will be entitled to:

•	a pro rata portion of his target bonus for the year of his termination;

•	an amount equal to his annual base salary, as in effect as of the date of his termination, which amount will be paid in equal semi-monthly installments over 12 months from the date of termination;

•	continued participation in the Company’s employee benefit plans and policies for a period of 12 months, until he receives similar coverage from a subsequent employer; and

•	accelerated vesting of any unvested restricted stock.

If the Company terminates Mr. Lang without cause or if he resigns voluntarily for good reason within two years following a change of control, then in lieu of the payments and benefits described above, Mr. Lang will be entitled to the following:

•	a pro rata portion of his target bonus for the year of his termination;

•	a lump sum cash payment in an amount equal to two times the sum of his annual base salary and two times the higher of (x) his target bonus or (y) his annual bonus paid for the most recent calendar year;

•	continued participation in the Company’s employee benefit plans and policies for a period of 24 months, until he receives similar benefits from a subsequent employer; and

•	accelerated vesting of any unvested restricted stock.

Mr. Lang will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code, if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary non- disclosure covenant, a one-year covenant not to compete and not to solicit employees of the Company, an agreement by the Company to indemnify Mr. Lang, as permitted by law, against any claim resulting from the performance of his duties as an officer of the Company, and an agreement by the Company to use commercially reasonable efforts to obtain and maintain customary directors’ and officers’ liability insurance covering Mr. Lang.

The following table quantifies benefits to which Mr. Lang would be entitled under certain termination events.

								Termination
								Without
								Cause or
								with Good	Involuntary
								Reason	or Good
								Prior to CIC	Reason
								or More	Termination
								Than 24	Upon or
		For						Months	within 24
Executive Benefits and	Voluntary	Cause	Early	Normal			CIC (no	After CIC, or	Months
Payments Upon Termination	Termination	Termination	Retirement	Retirement	Disability	Death	Termination)	Non-Renewal	After CIC

Severance Payments
Base Salary	0	0	0	0	0	77,671	0	315,000	630,000
Short-Term Incentive	0	0	0	0	0	0	0	189,000	384,000
Pro-Rata Bonus(1)	0	0	0	0	0	0	0	0	0
Value of Unvested Equity Awards and Accelerated
Options	0	0	0	0	0	0	0	0	0
Restricted Stock Units(2)	0	0	0	0	1,674,934	1,674,934	1,674,934	1,674,934	1,674,934
Performance Shares	0	0	0	0	0	0	0	0	0
Value of Perquisites and Benefits
Accrued Vacation	24,231	24,231	24,231	24,231	24,231	24,231	0	24,231	24,231
Health & Welfare Benefit Continuation	0	0	0	0	0	0	0	13,007	26,014
Payout of 401(k) Balance(3)	135,893	135,893	135,893	135,893	135,893	135,893	0	135,893	135,893
Payout of 409A Balance(3)	35,504	35,504	35,504	35,504	35,504	35,504	35,504	35,504	35,504
Death Benefit	0	0	0	0	0	350,000	0	0	0
280G Impact
Gross-Up	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	664,614

	195,628	195,628	195,628	195,628	1,870,562	2,298,233	1,710,438	2,387,569	3,575,190

(1)	Assumes executive was terminated on December 31, 2006, and was fully entitled to 2006 bonus which is reflected in the Summary Compensation Table.

(2)	Value is based on the December 29, 2006, closing price of $12.49.

(3)	Amounts include executive’s contributions and Company match and are or have been disclosed previously in our current Summary Compensation Table as well as prior years’ Summary Compensation Tables.

Gregory A. Wing.  Gregory A. Wing’s employment agreement became effective on March 22, 2004, and has an initial term ending on March 21, 2005. The agreement is to be continued from year to year unless altered or terminated; provided that, following a change of control (as defined below), the term will continue for no less than 24 additional months. The agreement provides for:

•	an initial base salary of $240,000, which was increased to $250,000 on January 1, 2005, to $262,500 on January 1, 2006, and increased to $275,000 on January 1, 2007; and

•	a performance based cash bonus to be determined by the Board, with a target of 30% of base salary and a cap of 60% of base salary, which was increased on April 27, 2006, to 40% of base salary, with a maximum of 80% of base salary and with no guaranteed minimum payment.

If the Company terminates Mr. Wing’s employment without cause (as defined below) or if he resigns voluntarily for good reason (as defined below), at any time other than within two years following a change of control, Mr. Wing will be entitled to:

•	a pro rata portion of his target bonus for the year of his termination;

•	an amount equal to his annual base salary, as in effect as of the date of his termination, which amount will be paid in equal semi-monthly installments over 12 months from the date of termination;

•	continued participation in the Company’s employee benefit plans and policies for a period of 12 months, until he receives similar coverage from a subsequent employer; and

•	accelerated vesting of any unvested stock options and restricted stock.

If the Company terminates Mr. Wing’s employment without cause, or if Mr. Wing resigns voluntarily for good reason, within two years of the change of control, Mr. Wing will be entitled to:

•	a pro rata portion of his target bonus for the year of his termination;

•	a lump sum cash payment in an amount equal to 1.5 times the sum of his annual base salary and 1.5 times the higher of (x) his target bonus or (y) his annual bonus paid for the most recent calendar year;

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months, until he receives similar benefits from a subsequent employer; and

•	accelerated vesting of stock options and restricted stock, with the options remaining exercisable for a period of ten years from the grant date.

Mr. Wing will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary non-disclosure covenant and a one-year covenant not to compete.

The following table quantifies benefits to which Mr. Wing would be entitled under certain termination events.

								Termination
								without
								Cause or
								with Good
								Reason	Involuntary
								Prior to CIC	or Good
								or More	Reason
								Than 24	Termination
								Months	Upon or
		For						after CIC,	within 24
Executive Benefits and	Voluntary	Cause	Early	Normal			CIC (no	or Non-	Months
Payments Upon Termination	Termination	Termination	Retirement	Retirement	Disability	Death	Termination)	Renewal	After CIC

Severance Payments
Base Salary	0	0	0	0	0	64,726	0	262,500	393,750
Short-Term Incentive	0	0	0	0	0	0	0	105,000	180,000
Pro-Rata Bonus(1)	0	0	0	0	0	0	0	0	0
Value of Unvested Equity Awards and Accelerated
Options	0	0	0	0	0	0	0	0	0
Restricted Stock Units(2)	0	0	0	0	778,876	778,876	778,876	778,876	778,876
Performance Shares	0	0	0	0	0	0	0	0	0
Value of Perquisites and Benefits
Accrued Vacation	20,192	20,192	20,192	20,192	20,192	20,192	0	20,192	20,192
Health & Welfare Benefit
Continuation	0	0	0	0	0	0	0	12,645	18,967
Payout of 401(k) Balance(3)	0	0	0	0	0	0	0	0	0
Payout of 409A Balance(3)	0	0	0	0	0	0	0	0	0
Death Benefit	0	0	0	0	0	350,000	0	0	0
280G Impact
Gross-Up	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	304,086

	20,192	20,192	20,192	20,192	799,068	1,213,794	778,876	1,179,213	1,695,872

(1)	Assumes executive was terminated on December 31, 2006, and was fully entitled to 2006 bonus which is reflected in the Summary Compensation Table.

(2)	Value is based on the December 29, 2006, closing price of $12.49.

(3)	Amounts include executive’s contributions and Company match and are or have been disclosed previously in our current Summary Compensation Table as well as prior years’ Summary Compensation Tables.

John R. Stark.  John R. Stark’s employment agreement became effective on July 17, 2001 and had an initial term ending on December 31, 2001. An Addendum to Employment Agreement was made November 18, 2002, increasing his base salary from $170,000 to $220,000. The agreement is to be continued from year to year unless altered or terminated; provided that, following a change of control (as defined in the agreement), the term will continue for no less than 24 additional months. The agreement provides for:

•	an initial base salary of $220,000, which was increased to $240, 000 on January 1, 2004, increased to $260,000 on January 1, 2005, increased to $275,000 on January 1, 2006, and to $300,000 on January 1, 2007; and

•	a performance based cash bonus to be determined by the Board, with a target of 30% of base salary and a cap of 60% of base salary, which was increased on April 27, 2006, to 40% of base salary, with a maximum of 80% of base salary and with no guaranteed minimum payment.

If the Company terminates Mr. Stark’s employment without cause (as defined below) or if he resigns voluntarily for good reason (as defined below), at any time other than within two years following a change of control, Mr. Stark will be entitled to an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination, which amount will be paid in equal installments over 12 months from the date of termination. In addition, any unvested restricted stock would immediately vest.

If the Company terminates Mr. Stark’s employment without cause, or if Mr. Stark resigns voluntarily for good reason, within two years of a change of control, Mr. Stark will be entitled to:

•	a lump sum payment equal to 1.5 times the sum of (x) his annual base salary at the rate in effect immediately prior to the change of control or on the date of termination, whichever is higher and (y) his target bonus in effect immediately prior to the change of control or on the termination date, whichever is higher;

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months or until he receives similar coverage for subsequent employment; and

•	accelerated vesting of any unvested restricted stock.

Mr. Stark will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary non-disclosure covenant and a one-year covenant not to compete.

The following table quantifies benefits to which Mr. Stark would be entitled under certain termination events.

								Termination
								Without
								Cause or
								with Good
								Reason	Involuntary
								Prior to CIC	or Good
								or More	Reason
								Than 24	Termination
								Months	upon or
		For						After CIC,	within 24
Executive Benefits and	Voluntary	Cause	Early	Normal			CIC (no	or Non-	Months
Payments Upon Termination	Termination	Termination	Retirement	Retirement	Disability	Death	Termination)	Renewal	After CIC

Severance Payments
Base Salary	0	0	0	0	0	67,808	0	275,000	412,500
Short-Term Incentive	0	0	0	0	0	0	0	110,000	165,000
Pro-Rata Bonus(1)	0	0	0	0	0	0	0	0	0
Value of Unvested Equity Awards and Accelerated
Options	0	0	0	0	0	0	0	0	0
Restricted Stock Units(2)	0	0	0	0	1,528,326	1,528,326	1,528,326	1,528,326	1,528,326
Performance Shares	0	0	0	0	0	0	0	0	0
Value of Perquisites and Benefits
Accrued Vacation	21,154	21,154	21,154	21,154	21,154	21,154	0	21,154	21,154
Health & Welfare Benefit
Continuation	0	0	0	0	0	0	0	0	19,097
Payout of 401(k) Balance(3)	217,802	217,802	217,802	217,802	217,802	217,802	0	217,802	217,802
Payout of 409A Balance(3)	26,725	26,725	26,725	26,725	26,725	26,725	26,725	26,725	26,725
Death Benefit	0	0	0	0	0	350,000	0	0	0
280G Impact
Gross-Up	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

	265,681	265,681	265,681	265,681	1,794,008	2,211,816	1,555,051	2,179,008	2,390,604

(1)	Assumes executive was terminated on December 31, 2006, and was fully entitled to 2006 bonus which is reflected in the Summary Compensation Table.

(2)	Value is based on the December 29, 2006, closing price of $12.49.

(3)	Amounts include executive’s contributions and Company match and are or have been disclosed previously in our current Summary Compensation Table as well as prior years’ Summary Compensation Tables.

Terrell I. Ackerman.  Terrell I. Ackerman’s agreement became effective on May 8, 2002 and had an initial term ending on December 31, 2002. The term is to be continued from year to year unless altered or terminated; provided that, following a change of control, the terms will continue for no less than 24 additional months. The agreement entitles Mr. Ackerman to receive:

•	an initial base salary of $170,000 which was increased to $190,000 on January 1, 2004, to $210,000 on January 1, 2005, to $220,000 on January 1, 2006, and to $230,000 on January 1, 2007; and

•	a performance based cash bonus to be determined by the Board, with a target of 30% of base salary and a cap of 60% of base salary, which was increased on April 27, 2006, to 40% of base salary, with a maximum of 80% of base salary and with no guaranteed minimum payment.

If the Company terminates Mr. Ackerman’s employment without cause or if Mr. Ackerman resigns voluntarily for good reason, at any time other than within two years following a change of control, Mr. Ackerman is entitled to an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination. This amount will be paid in equal installments over 12 months from the date of termination. In addition, any unvested restricted stock would immediately vest.

If the Company terminates Mr. Ackerman’s employment without cause, or if Mr. Ackerman resigns for good reason, within two years of a change of control, he will be entitled to:

•	a lump sum payment equal to 1.5 times the sum of (x) his annual base salary at a rate in effect immediately prior to the change of control or on the date of termination, whichever is higher, plus (y) his target bonus in effect immediately prior to the change of control or on the termination date, whichever is higher;

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months or until he receives similar coverage from a subsequent employer; and

•	accelerated vesting of any unvested restricted stock.

Mr. Ackerman will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The agreement also contains a customary non-disclosure covenant and a one-year covenant not to compete.

The following table quantifies benefits to which Mr. Ackerman would be entitled under certain termination events.

								Termination
								without
								Cause or
								with Good
								Reason	Involuntary
								Prior to CIC	or Good
								or More	Reason
								Than 24	Termination
								Months	Upon or
		For						After CIC,	within 24
Executive Benefits and	Voluntary	Cause	Early	Normal			CIC (no	or Non-	Months
Payments Upon Termination	Termination	Termination	Retirement	Retirement	Disability	Death	Termination)	Renewal	After CIC

Severance Payments
Base Salary	0	0	0	0	0	54,247	0	220,000	330,000
Short-Term Incentive	0	0	0	0	0	0	0	88,000	132,000
Pro-Rata Bonus(1)	0	0	0	0	0	0	0	0	0
Value of Unvested Equity Awards and Accelerated
Options	0	0	0	0	0	0	0	0	0
Restricted Stock Units(2)	0	0	0	0	598,221	598,221	598,221	598,221	598,221
Performance Shares	0	0	0	0	0	0	0	0	0
Value of Perquisites and Benefits
Accrued Vacation	16,923	16,923	16,923	16,923	16,923	16,923	0	16,923	16,923
Health & Welfare Benefit
Continuation	0	0	0	0	0	0	0	0	18,527
Payout of 401(k) Balance(3)	212,932	212,932	212,932	212,932	212,932	212,932	0	212,932	212,932
Payout of 409A Balance(3)	6,231	6,231	6,231	6,231	6,231	6,231	6,231	6,231	6,231
Death Benefit	0	0	0	0	0	350,000	0	0	0
280G Impact
Gross-Up	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

	236,086	236,086	236,086	236,086	834,307	1,238,554	604,452	1,142,307	1,314,834

(1)	Assumes executive was terminated on December 31, 2006, and was fully entitled to 2006 bonus which is reflected in the Summary Compensation Table.

(2)	Value is based on the December 29, 2006, closing price of $12.49.

(3)	Amounts include executive’s contributions and Company match and are or have been disclosed previously in our current Summary Compensation Table as well as prior years’ Summary Compensation Tables.

Definitions of Terms affecting Potential Payment Upon Termination or Change in Control.  The following are definitions contained in the officer employment contracts;

Key Definitions

Good Reason	Substantial and material reduction in the nature or status of position, duties or responsibilities (including failure to report directly to Chairman/CEO)

Decrease in base salary or target bonus percentage (other than across the board percentage reduction)

Material breach by Company regarding any payment or obligation due officer which remain uncured after 10 business days notice

Material reduction in aggregate benefits under Company’s benefit plans (other than across the board reduction)

Failure to secure successor’s express assumption of agreement

Upon discontinuance of the Company’s business

Relocation out of Montana

Change in Control	Any person acquires 30% or more of issued and outstanding voting equity

Director composition change of 50% or more (unapproved by 2/3’s of “Incumbent Directors”)

Merger, consolidation, sale of all or substantially all assets or other transaction approved by stockholders unless (i) 55% or more continuing ownership, or (ii) a recapitalization in which no person owns 30% or more of combined voting power

Upon stockholder approved plan of dissolution or sale of all or substantially all Company’s assets, unless 60% of combined voting power held by Company’s stockholders in similar proportion as before sale

No CIC if stockholders’ retain proportionate ownership of post transaction business entity which owns assets

Cause	Misfeasance or nonfeasance of duty by officer that intends to, or does injure reputation of Company or its business or relationships

Conviction of, or plea of nolo contendre to, any felony or crime involving moral turpitude

Prior to a CIC, willful and continued failure to substantially perform duties (except by reason of physical or mental incapacity) after notice and 15 days to cure

Prior to a CIC, dishonesty by officer in performance of duties.

Prior to a CIC, willful and material breach of restrictive covenants

Disability	Physical or mental incapacity renders officer unable to perform duties for period of 180 consecutive days, and (ii) a determination regarding disability is made by health professional mutually acceptable to both parties

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Stillwater Mining Company has reviewed and discussed with the Company’s management the section entitled “Compensation Discussion and Analysis” to be included in the Company’s 2007 Annual Meeting Proxy Statement. Based on the review and discussion referred to above, the Committee has recommended to the Company’s Board of Directors, and the Board has approved, such section to be included in the Proxy Statement.

Craig L. Fuller, Chairman
Joseph P. Mazurek
Steven S. Lucas

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to the Company’s Chief Executive Officer and other executive officers for 2006.

						Non-Equity
						Incentive
						Plan	All Other
				Stock	Option	Compen-	Compen-
		Salary	Bonus	Awards	Awards	sation	sation
Name and Principal		(1) (2)	(3)	(4)	(5)	(3)	(6)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)

Francis R. McAllister	2006	580,000	138,040	1,811,111		552,160	77,514	3,158,825
Chairman and Chief Executive Officer
Stephen A. Lang	2006	315,000	64,260	455,757	12,778	257,040	45,209	1,150,044
Executive Vice President
Gregory A. Wing	2006	262,500	35,700	201,788	31,078	142,800	11,095	684,961
Chief Financial Officer
John R. Stark	2006	275,000	37,400	446,535		149,600	38,636	947,171
Vice President, Human Resources Secretary and Corporate Counsel
Terrell I. Ackerman	2006	220,000	29,920	174,289		119,680	31,566	575,455
Vice President, Processing Operations

(1)	Amounts include non-qualified plan deferrals of $80,125 for Francis R. McAllister, $17,400 for Stephen A. Lang, and $15,200 for John R. Stark.

(2)	Amounts include December deferrals not transferred until January 2007 of $3,625 for Francis R. McAllister, $787.50 for Stephen A. Lang, and $687.50 for John R. Stark.

(3)	These reflect amounts payable pursuant to our annual incentive plan. The 20% discretionary portion is reflected in the “Bonus” column, while the amounts reflected in the “Non-Equity Incentive Plan Compensation” column are pursuant to the formula based portion.

(4)	Value is based on amount expensed in 2006 for RSUs issued in 2004, 2005 and 2006 Francis R. McAllister, Stephen A. Lang, Gregory A. Wing, John R. Stark and Terrell I. Ackerman. Assumptions are detailed in the 10Q’s filed for 2006.

(5)	Value is based on amount expensed for options vested in 2006 of 16,667 options for Stephen A. Lang and 10,000 options for Gregory A. Wing. Assumptions are detailed in the 10Q’s filed for 2006.

(6)	Amounts included are detailed in the table below:

	Excess Life	401k Match	409A Match	Vehicle	Total

Francis R. McAllister	1,980	13,200	48,640	13,694	77,514
Stephen A. Lang	1,587	13,200	17,173	13,249	45,209
Gregory A. Wing	2,434	—	—	8,661	11,095
John R. Stark	1,366	13,200	10,747	13,323	38,636
Terrell I. Ackerman	1,067	13,200	6,048	11,251	31,566

GRANTS OF PLAN BASED AWARDS

The following table sets forth the grants of awards under the Company’s Equity Incentive Plan to the Company’s Chief Executive Officer and other executive officers in 2006.

								All	All Other
								Other	Option
								Stock	Awards:		Grant
								Awards:	Number	Exer-	Date Fair
					Estimated Possible Payouts Under			Number	of Secur-	cise or	Value of
		Estimated Possible Payouts Under			Equity Incentive Plan			of	ities	Base	Stock
		Non-Equity Incentive Plan Awards			Awards			Shares	Under-	Price of	and
		Thres-		Maxi-	Thres-		Maxi-	of Stock	lying	Option	Option
	Grant	hold	Target	mum	hold	Target	mum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	(2)

Francis R. McAllister	4/27/2006	203,000	406,000	812,000				167,634			2,750,874
Stephen A. Lang	4/27/2006	94,500	189,000	378,000				57,148			937,799
Gregory A. Wing	4/27/2006	52,500	105,000	210,000				23,812			390,755
John R. Stark	4/27/2006	55,000	110,000	220,000				27,736			455,148
Terrell I. Ackerman	4/27/2006	44,000	88,000	176,000				12,001			196,936

(1)	Reflects possible range of payouts under the Annual Incentive Plan.

(2)	Amounts are based on the closing price on April 27, 2006, of $16.41.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

No options were exercised by the Company’s Chief Executive Officer or the other executive officers in 2006. The following table sets forth information with respect to the Company’s Chief Executive Officer and other executive officers concerning the number and value of unexercised options held as of December 31, 2006. The Company has not granted any stock appreciation rights.

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout
				Equity				Market	Number	Value of
				Incentive			Number	Value of	of	Unearned
				Plan			of Shares	Shares or	Unearned	Shares,
	Number of	Number of		Awards:			or Units	Units of	Shares,	Units or
	Securities	Securities		Number of			of Stock	Stock	Units or	Other
	Underlying	Underlying		Securities			That	That Have	Other	Rights
	Unexercised	Unexercised		Underlying	Option		Have Not	Not	Rights	That Have
	Options	Options		Unexercised	Exercise	Option	Vested	Vested	That Have	Not
	(#)	(#)		Unearned Options	Price	Expiration	(2)	(3)	Not Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

Francis R. McAllister	10,000					1/9/2011
	75,000					2/12/2011
	156,250					1/2/2012
							218,580	2,730,064
							108,911	1,360,298
							167,634	2,093,749
Stephen A. Lang	50,000					9/2/2013
							32,400	404,676
							44,554	556,479
							57,148	713,779
Gregory A. Wing	20,000	10,000	(1)			3/22/2014
							11,320	141,387
							27,228	340,078
							23,812	297,412
John R. Stark	10,000					9/27/2009
	2,250					1/14/2010
	10,000					1/11/2011
	28,333					1/2/2012
							62,450	780,001
							32,178	401,903
							27,736	346,423
Terrell I. Ackerman	10,000					3/6/2010
	8,000					1/11/2011
	10,563					1/2/2012
							23,420	292,516
							12,475	155,813
							12,001	149,892

(1)	Amounts include options vesting on March 22, 2007 for Gregory A. Wing.

(2)	Amounts include Restricted Stock Awards of 218,580, 108,911 and 167,634 for Francis R. McAllister; 32,400, 44,554 and 57,148 for Stephen A. Lang; 11,320, 27,228 and 23,812 for Gregory A. Wing; 62,450, 32,178 and 27,736 for John R. Stark; and 23,420, 12,475 and 12,001 for Terrell I. Ackerman which vest on May 7, 2007, May 3, 2008, and April 27, 2009 respectively.

(3)	Fair Value is based on the December 29, 2006 closing price of $12.49.

DEFINED BENEFIT PENSION COMPENSATION

We have no defined benefit pension plan for the named executive officers.

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth the non-qualified deferred compensation paid to the Company’s Chief Executive Officer and other executive officers in 2006.

	Executive	Registrant
	Contributions in	Contributions in	Aggregate	Aggregate	Aggregate
	Last FY	Last FY	Earnings in	Withdrawals/	Balance at
	(1)(2)	(3)(4)	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)

Francis R. McAllister	80,125	48,640	7,943	0	136,708
Stephen A. Lang	17,400	17,173	931	0	35,504
Gregory A. Wing	0	0	0	0	0
John R. Stark	15,200	10,747	779	0	26,725
Terrell I. Ackerman	0	6,048	183	0	6,231

(1)	Amounts do not include non-qualified deferrals of non-equity incentive plan awards for 2006 performance to be paid in 2007 in the amounts of $25,704 for Stephen A. Lang, $11,220 for John R. Stark and $14,960 for Terrell I. Ackerman.

(2)	Amounts have been previously reported in the “Salary” column of the Summary Compensation Table.

(3)	Amounts do not include company match to be paid in relation to non-equity incentive plan awards for 2006 performance to be paid in 2007 of $32,552 for Francis R. McAllister, $8,739 for Stephen A. Lang, $673 for John R. Stark and $898 for Terrell I. Ackerman.

(4)	Amounts have been previously reported in the “All Other Compensation” column of the Summary Compensation Table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own 10% or more of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of the Section 16(a) reports and written representations the Company has received, the Company believes that since January 1, 2006, all of its directors, executive officers and 10% stockholders have timely filed all required reports.

POLICY WITH RESPECT TO RELATED PERSON TRANSACTIONS

It is the Company’s policy to generally enter into or ratify related person transactions only when the Board of Directors, acting through the Corporate Governance and Nominating Committee, determines that the related person transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to related persons (as defined below) on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, on March 28, 2007, the Board adopted a written Policy and Procedures With Respect to Related Party Transactions.

The policy provides that a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. For purposes of the policy, a “Related Person” means: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or Norilsk Nickel or a nominee to become a director of the Company or Norilsk Nickel; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Prior to entering into the Related Person Transaction the Related Person who desires to engage in such transaction must notify the General Counsel of the material facts and circumstances of the proposed Related Person Transaction, including such party’s relationship to the Company and interest in the transaction and the proposed aggregate value thereof. The General Counsel will assess whether the proposed transaction is a Related Person Transaction for purposes of the policy. If the General Counsel determines that the proposed transaction involves an amount in excess of $120,000 and is a Related Person Transaction, the proposed Related Person Transaction shall be submitted to the Audit Committee for consideration.

The Committee shall consider all of the relevant facts and circumstances available to the Committee, including, but not limited to, the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. The Committee or Chair, as applicable, shall convey the decision to the General Counsel, who shall convey the decision to the appropriate persons within the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Crowley, Haughey, Hanson, Toole & Dietrich P.L.L.P, a law firm in which Joseph P. Mazurek, a member of our Board, is a partner, provided legal services to the Company from time to time and provided such services during 2006. Hogan & Hartson L.L.P., a law firm in which Todd D. Schafer, a member of our Board is a partner, provides legal services to Norilsk Nickel from time to time and provided such services during 2006. The Honorable Donald W. Riegle, Jr., a member of our Board, is the Chairman of Government Relations at APCO Worldwide, Inc., a public affairs communications company which provided services to Norilsk Nickel and the Company during 2006. Richard McAllister, who is the son of Francis R. McAllister, the Company’s Chief Executive Officer, provided consulting services to the Company’s Information Services Department from time-to-time in 2006.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Company has an Audit Committee comprised of three independent directors, each of whom meets the independence and qualification standards for audit committee membership of the New York Stock Exchange and the Company’s corporate governance guidelines, as determined by the Board. The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements, recommends to the Board of Directors the engagement of the Company’s independent registered accounting firm, reviews with the independent registered accounting firm the plans and results of the auditing engagement and considers the independence of the Company’s independent registered accounting firm.

The main function of the Audit Committee is to ensure that effective accounting policies are implemented and that internal controls are put in place in order to deter fraud, anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the public markets, the Board and the stockholders. The Audit Committee also reviews and recommends to the Board the approval of the annual financial statements and provides a forum, independent of management, where the Company’s independent registered accounting firm can communicate any issues of concern.

The independent members of the Audit Committee believe that the present composition of the Committee accomplishes all of the necessary goals and functions of an audit committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and adopted by the U.S. stock exchanges and the Securities & Exchange Commission. The Audit Committee operates under a formal, written charter approved by the Board. The charter specifies the scope of the Audit Committee’s responsibilities and how it should carry out those responsibilities.

During 2006, the Audit Committee met 9 times. The Committee was advised, as contemplated by the Sarbanes-Oxley Act of 2002, of all critical accounting policies and practices of the Company. In performing its oversight function, the Committee reviewed with the Company’s independent registered accounting firm such firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under the Audit Committee charter and generally accepted auditing standards, including Statement on Auditing Standards Nos. 61 and 90. In addition, the Committee has discussed with the independent registered accounting firm such firm’s independence from management and the Company and received the written disclosures from the independent registered accounting firm required by the Independence Standards Board, Standard No. 1.

The Committee discussed with the Company’s independent registered accounting firm the overall scope and plans for their audit. The Committee met with the independent registered accounting firm, with and without management present, to discuss the results of such firm’s examination and evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Company’s management, the Audit Committee and the Board are fully committed to the review and evaluation of the Company’s procedures and policies designed to assure effective internal control over financial reporting. All steps and disclosures relating to this matter have been and will remain subject to the oversight of the Audit Committee.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the committee set forth in its charter, based on the review of the Company’s financial statements, accounting system and its accounting policies and procedures and discussions with the Company’s independent registered accounting firm for the fiscal year ended December 31, 2006, the Audit Committee recommended to the Board of Directors that the consolidated financial statements for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K. The Audit Committee also approved the selection of the Company’s independent registered accounting firm for the fiscal year ended December 31, 2006.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent registered accounting firm is in fact “independent.”

Sheryl K. Pressler, Chairwoman
Steven Lucas
Patrick M. James

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table includes information available to the Company as of March 26, 2007 concerning the beneficial ownership of Common Stock by: (i) stockholders known to the Company to beneficially own more than 5% of the Common Stock; (ii) each person that in the past fiscal year was a director or executive officer of the Company; and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

	Total	Percent
Name of Beneficial Owner	Amount	of Class

MMC Norilsk Nickel(1)	49,813,222	54.4%
Donald Smith & Co., Inc.(2)	5,233,866	5.7%
Ackerman, Terrell I.(3)	38,087	*
Fuller, Craig L.(4)	18,434	*
James, Patrick M.(5)	35,771	*
Lang, Stephen A.(6)	53,590	*
Lucas, Steven S.(7)	11,836	*
Mazurek, Joseph P.(8)	24,151	*
McAllister, Francis R.(9)	306,753	*
Pressler, Sheryl K.(10)	21,290	*
Riegle Jr., Donald W.(11)	8,599	*
Schafer, Todd D	1,219	*
Stark, John R.(12)	59,286	*
Wing, Gregory A.(13)	30,000	*
All directors and executive officers as a group	609,016	*

*	Indicates ownership of less than 1%

(1)	Information is based on the Schedule 13D/A filed by Norilsk Nickel with the SEC on September 4, 2003 by Norimet, NN Metal Holdings SA, Norilsk Holding SA, Norilsk Nickel, Vladimir O. Potanin and Mikhail D. Prokhorov. The shares set forth are held directly by Norimet. Each of such other persons and entities, through its ownership and/or control of Norimet, may be deemed to be the beneficial owner of the shares. The address of Norilsk Nickel is Usadba Center, 22, Voznesensky per., Moscow, Russia 103009.

(2)	Information is based on the Schedule 13D/A filed by Donald Smith & Co., Inc. with the SEC on February 13, 2007. The shares set forth are held directly by Donald Smith & Co., Inc. The address of Donald Smith & Co., Inc. is 152 West 57th Street, New York, NY 10019.

(3)	Includes 28,563 shares issuable upon exercise of vested options and 6,081 shares in his 401(k) Plan.

(4)	Includes 15,000 shares issuable upon exercise of vested options.

(5)	Includes 25,000 shares issuable upon exercise of vested options and 4,852 shares held by a trust, of which Mr. James and his wife are trustees.

(6)	Includes 50,000 shares issuable upon exercise of vested options and 3,590 shares in his 401(k) Plan.

(7)	Includes 7,500 shares issuable upon exercise of vested options.

(8)	Includes 20,000 shares issuable upon exercise of vested options.

(9)	Includes 241,250 shares issuable upon exercise of vested options and 17,538 shares in his 401(k) Plan.

(10)	Includes 15,000 shares issuable upon exercise of vested options.

(11)	Includes 5,000 shares issuable upon exercise of vested options.

(12)	Includes 50,583 shares issuable upon exercise of vested options and 8,703 shares in his 401(k) Plan.

(13)	Includes 30,000 shares issuable upon exercise of vested options.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Unless otherwise directed by the stockholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of KPMG LLP as the Company’s independent registered accounting firm for the year ending December 31, 2007. A representative of KPMG LLP is expected to be present at the meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

The ratification of the appointment of KPMG LLP is being submitted to the stockholders because the Board believes this to be a good corporate practice. Should the stockholders fail to ratify this appointment, the Board will review the matter.

The affirmative vote of a majority of shares present is required for approval of Proposal 3.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 3.

Audit and Non-Audit Fees.  The following table presents fees for professional attestation services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements and reviews of the quarterly consolidated financial statements for the years ended December 31, 2005, and December 31, 2006, and all other fees billed for other professional services rendered by KPMG LLP.

	2005	2006

Audit Fees(1)	$634,130	$690,920
Audit-Related Fees	$32,375	$59,187
Tax Fees	$21,570	$0
All Other Fees	$0	$1,500

(1)	2005 and 2006 audit fees included $110,000 and $143,595, respectively, for services provided in connection with Norilsk Nickel’s financial statements. Norilsk Nickel has reimbursed the Company for such fees paid in 2005 and will reimburse the Company for such fees paid in 2006.

Audit related fees principally consist of fees in connection with the audits of financial statements of employee benefit plans and accounting research on proposed transactions. Fees for tax services relate to tax research and compliance services.

The Audit Committee of the Board considered all of the fees mentioned above and determined that such fees are compatible with maintaining KPMG LLP’s independence. For more information on the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy see “Committees — Audit Committee” above.

The Company provides financial information to Norilsk Nickel to facilitate preparation of Norilsk Nickel’s consolidated financial statements presented in accordance with international financial reporting standards. KPMG LLP has been engaged to report upon certain information provided by the Company to Norilsk Nickel. The Audit Committee has approved such services performed by KPMG LLP. Fees for such services are classified as audit fees.

STOCKHOLDER PROPOSALS

The rules of the SEC permit stockholders of a company to present proposals for stockholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Company’s 2008 Annual Meeting of Stockholders is expected to be held on or about May 15, 2008, and proxy materials in connection with that meeting are expected to be mailed on or about April 12, 2008. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or about December 14, 2007. The Stockholders Agreement and the Company’s By-Laws also include procedures to be followed for stockholder proposals for stockholder action, including the nomination of directors.

GENERAL

The Board knows of no matters other than the foregoing to be brought before the meeting. The enclosed proxy, however, gives discretionary authority in the event that any additional matters should be presented.

By Order of the Board,

John R. Stark
Corporate Secretary

Annex A

STILLWATER MINING COMPANY
2004 EQUITY INCENTIVE PLAN
(As Amended and Restated May 3, 2007)

Section 1.  Purposes.  The purposes of this Stillwater Mining Company 2004 Equity Incentive Plan, as may be amended from time to time (the “Plan”), are to promote the interests of Stillwater Mining Company and its stockholders by (i) attracting and retaining personnel, including executive and other key employees, consultants, and directors of the Company and its Affiliates, as defined below, (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals, (iii) enabling such employees, consultants and directors to participate in the long-term growth and financial success of the Company, and (iv) to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.

Section 2.  Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Alternative Award” shall mean an Award granted in tandem with, either at the same or a later time as, another Award having substantially similar economic characteristics, the exercise of which would result in the cancellation of such other Award.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, or Other Stock-Based Award.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean (i) the Board, or (ii) a Committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of Persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with 16b-3 only, is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i).

“Company” shall mean Stillwater Mining Company, together with any successor thereto.

“Consultant” shall mean any Person who is engaged by the Company or any Affiliate to render consulting or advisory services as an independent contractor and is compensated for such services.

“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

“Employee” shall mean any employee of the Company or of any Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the Fair Market Value of a Share as of a particular date shall mean, (i) the closing sales price of a Share on the national securities exchange on which the Share is principally traded, for the last preceding date on which there was a sale of such Share on such exchange, or (ii) if the Shares are then traded in an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, or if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.

“Incentive Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Employee Director” (i) shall have the meaning set forth in Rule 16b-3(b)(3)(i) of the Exchange Act, or any successor provision thereto, for purposes of the definition of “Committee” set forth in the Plan, and (ii) shall mean a director who is not an Employee of the Company for all other purposes, including, but not limited to, Section 6(a)(iv) of the Plan.

“Non-Qualified Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 6(d) of the Plan.

“Participant” shall mean any Employee, Non-Employee Director or Consultant selected by the Committee to receive an Award under the Plan.

“Performance Goals” shall mean performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Restricted Period” shall mean the period of time selected by the Committee (as may be amended by the Committee from time to time) during which a grant of Restricted Stock may be forfeited to the Company.

“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission, or any successor thereto and shall include the staff thereof.

“Shares” shall mean the common shares of the Company, $0.01 par value, or, following an adjustment under Section 4(c) of the Plan, such other securities or property as may become subject to Awards in substitution for such common shares pursuant to such adjustment.

“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 3.  Administration.

(a) Authority of Committee.  The Plan shall be administered by the Committee. In no event, however, shall the Committee modify the distribution terms in any Award or Award Agreement that has a feature for the deferral of compensation if such modification would result in taxes, additional interest and/or penalties pursuant to Code Section 409A. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to eligible Participants; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions (including Performance Goals) of any Award; (v) determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Determinations Under the Plan.  Unless otherwise expressly provided in the Plan all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

Section 4.  Shares Available For Awards.

(a) Shares Available.  Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 5,250,000. If, after the effective date of the Plan (as described in Section 9), any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is cancelled without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, to the extent permissible under Rule 16b-3, Shares with respect to which Awards may be granted.

(b) Annual Limit on Awards to an Individual.  Subject to adjustment as provided in Section 4(c), the number of Shares subject to Awards that are granted to any one individual in a single calendar year may not exceed 250,000. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

For Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date of grant) of the number of whole Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under all plans of the Company shall not exceed $100,000, or such other amount as determined under Section 422 of the Code.

(c) Adjustments.  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust any or all of (i) the number of Shares or the kind of equity securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, both in the aggregate and in one calendar year to an individual, (ii) the number of Shares or the kind of equity securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the Performance Goals; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan or the Awards of Incentive Stock Options to fail to comply with Section 422 of the Code, as from time to time amended and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

(d) Sources of Shares Deliverable For Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasure Shares.

Section 5.  Eligibility.  Employees, Non-Employee Directors and Consultants of the Company or any Affiliate shall be eligible to be designated as Participants.

Section 6.  Awards.

(a) Options.

(i) Grant.  Subject to the provisions of the Plan, the Committee shall have authority to determine the Participants to whom options shall be granted, the number of Shares to be covered by each Option, the option price therefore and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options; provided, however, that Incentive Stock Options may only be granted to Employees. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to, and comply with, the requirements of Section 422 of the Code, as from time to time amended. Any Option or a portion thereof that is designated as an Incentive Stock Option that for any reason fails to meet the requirements of an Incentive Stock Option shall be treated hereunder as a Non-Qualified Stock Option.

(ii) Exercise Price.  The Committee shall establish the exercise price at the time each Option is granted, which price, except in the case of Options that are Alternative Awards and subject to Section 6(e)(viii), shall not be less than 100% of the per share Fair Market Value of the Shares on the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such Employee, the option price shall be no less than 110% of the Fair Market Value of the Shares on the date of grant.

(iii) Exercise.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(b) Stock Appreciation Rights.

(i) Grant.  Subject to the provisions of the Plan, the Committee shall have authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. A Stock Appreciation Right may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. A stock Appreciation Right granted in tandem with or in Addition to another Award may be granted either at the same time as such other Award or at a later time. A Stock Appreciation Right shall not be exercisable earlier than six months after grant, unless otherwise determined by the Committee, and except for a Stock Appreciation Right which is an Alternative Award and subject to Section 6(e)(viii), shall have a per share grant price of not less than 100% of the per share Fair Market Value of the Shares on the date of grant.

(ii) Exercise and Payment.  A Stock Appreciation Right shall entitle the Participant to receive with respect to each Share covered by such Stock Appreciation Right an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the per share grant price thereof, provided that the Committee may, for administrative convenience, determine that the exercise of any Stock Appreciation Right, which is not related to an Incentive Stock Option and which can only be exercised for cash during limited periods of time in order to satisfy the conditions of certain rules of the SEC, shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted.

(iii) Other Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

(c) Restricted Stock.

(i) Grant.  Subject to the provisions of the Plan, the Committee shall have authority to determine the Participants to whom Restricted Stock shall be granted, to each such Participant, the duration of the Restricted Period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, and/or upon such other criteria as the Committee may determine in its sole discretion. Unless otherwise determined by the Committee, Restricted Stock Awards shall provide for the payment of dividends. Dividends paid on Restricted Stock may be paid directly to the Participant and may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee, or may be reinvested in additional Shares of Restricted Stock all as determined by the Committee in its discretion.

(ii) Transfer Restrictions.  During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 8(g)(iii).

(d) Other Stock-Based Awards.  The Committee shall have authority to determine the Participants who shall receive an “Other Stock-Based Award,” which shall consist of a right (i) which is other than an Award or right described in Section 6(a), (b), or (c) above and (ii) which is denominated or payable in, valued in whole or in part or by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), deemed by the Committee to be consistent with the purposes of the Plan; provided, that any such right must comply, to the extent deemed desirable by the Committee, with Rule 16b-3. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such other Stock-Based Award, including Performance Goals and performance periods. Except in the case of an Other Stock-Based Award that is an Alternate Award and subject to Section 6(e)(viii), the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such Award that is analogous to the purchase or exercise price, shall not be less than 100% of the Fair Market Value of the security to which such Award relates on the date of the grant.

(e) General.

(i) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. Awards granted in addition to, or in tandem with, other Awards may be granted either at the same time as, or at a different time from, the grant of such other Awards.

(ii) Forms of Payment by Company Under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(iii) Limits on Transfer of Awards.  Awards (other than Incentive Stock Options) shall be transferable to the extent provided in any Award Agreement. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed if in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; provided, however, that the Participant may designate a beneficiary of the Participant’s Incentive Stock Option in the event of the Participant’s death on a beneficiary designation form provide by the Company.

(iv) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(v) Share Certificates.  All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award, or the exercise thereof, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require that, during the Restricted Period, a certificate for Shares of Restricted Stock registered in the name of a Participant shall be deposited by such Participant, together with a stock power endorsed in blank, with the Company.

(vi) Consideration for Grants.  Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(vii) Delivery of Shares or Other Securities and Payment by Participant of Consideration.  No Shares or other securities shall be delivered pursuant to any Award until payment in full or any amount required to be paid pursuant to the Plan or the applicable Award Agreement is, or is arranged to be, received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered, or arranged to be tendered, to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

(viii) Prohibition on Repricing.  Notwithstanding any other provision of this Plan, in no event may the exercise price under any Option be reduced, other than pursuant to an adjustment contemplated in Section 4(c), after it is granted, either directly or by cancellation of an outstanding option in return for a newly granted option or other Award (including an Alternative Award) that has the effect of lowering the exercise price of the option.

Section 7.  Amendment And Termination.  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided that notwithstanding any other provision of the Plan or any Award agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval if such approval is necessary to comply with, or to obtain exemptive relief under, any tax or regulatory requirement that the Board deems desirable to comply with, or obtain exemptive relief under, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such a manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

(b) Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or accelerate or alter, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that such action does not (i) materially impair the rights of any Participant or holder or beneficiary of an Award without such person’s consent, or (ii) result in a decrease in the Fair Market Value of an Award without such Participant’s or holder’s or beneficiary’s consent. Notwithstanding anything to the contrary herein, in no event shall the Committee amend the distribution terms in any Award or Award Agreement that has a feature for the deferral of compensation if such amendment would result in taxes, additional interest and/or penalties pursuant to Code Section 409A.

(c) Adjustments of Awards Upon Certain Acquisitions.  In the event the Company or any Affiliate shall assume outstanding Awards or the right or obligation to make future Awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or an equitable relationship between the assumed Awards and the Awards as so adjusted, provided, however, that such adjustment does not result in taxes, additional interest and/or penalties pursuant to Code Section 409A.

(d) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, an Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, provided, however, that such adjustment does not result in taxes, additional interest and/or penalties pursuant to Code Section 409A.

(e) Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(f) Cancellation.  Any provision of this Plan or any Award Agreement other than Section 6(e)(viii) hereof to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative award (equal to the Fair Market Value of the Award to be cancelled) made to the holder of such cancelled Award.

Section 8.  General Provisions.

(a) No Rights to Awards.  No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Delegation.  Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such section.

(c) Withholding.  A participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as any be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In the case of payments of Awards in the form of Shares, at the Committee’s discretion the Participant may be required to pay to the Employer the amount of any taxes required to be withheld with respect to such Shares or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of Shares whose Fair Market Value equals the amount required to be withheld. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award. In the discretion of the Committee, and subject to applicable law, the Company may offer loans to Participants to satisfy withholding requirements on such terms as the Committee may determine, which terms may in the discretion of the Committee be non-interest bearing. Other provisions of the Plan notwithstanding, only the minimum amount of Shares deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Shares will not result in additional accounting expense to the Company.

(d) Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or service of a Participant and the effect, if any, of a change in control of the Company.

(e) No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may (but need not) provide for the grant of options, restricted stock and other types of security-based awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, except to the extent expressly provided otherwise in the Plan or in any Award Agreement.

(g) No Rights as Stockholder.  Subject to the provisions of the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if, and to what extent, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(h) Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

(i) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(j) Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee has determined that any such offer, if made, would be in compliance with all applicable requirements of Federal securities laws.

(k) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(l) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(m) Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9.  Effective Date Of The Plan.  The Plan was effective as of April 29, 2004 (the date of its approval by the shareholders of the Company).

Section 10.  Term Of The Plan.  No Award shall be granted under the Plan after the tenth anniversary of the effective date of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, and Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

STILLWATER MINING COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD FOR
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2007

The undersigned hereby appoints Francis R. McAllister and John R. Stark as proxies with full power of substitution to vote all shares of stock of Stillwater Mining Company of record in the name of the undersigned at the close of business on March 26, 2007 at the Annual Meeting of Stockholders to be held on May 3, 2007 at 1:30 p.m. (Mountain Daylight Time) at the Murdock Gallery of the Yellowstone Art Museum, 401 North 27th Street, Billings, Montana 59101 or at any postponements or adjournments, hereby revoking all former proxies.

IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1 AND 2 IN ACCORDANCE WITH THE SPECIFICATION MADE AND “FOR” SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

(Continued and to be voted on reverse side.)

Annual Meeting Proxy Card — Common

A.	Election of Directors

1.	The Board of Directors recommends a vote FOR the eight directors listed below to the Company’s Board of Directors:

	For	Withhold		For	Withhold		For	Withhold

01-Craig L. Fuller			04-Joseph P. Mazurek			07-Donald W. Riegle, Jr.

02-Patrick M. James			05-Francis R. McAllister			08-Todd D. Schafer

03-Steven S. Lucas			06-Sheryl K. Pressler

B.	Issues

2.  The Board of Directors recommends a vote FOR the following proposal:

	For	Against	Abstain

To approve performance goals with respect to the Company’s 2004 Equity Incentive Plan for purposes of granting awards intended to comply with Section 162(m) of the Internal Revenue Code.

3.   The Board of Directors recommends a vote FOR the following proposal:

	For	Against	Abstain

To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for 2007

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

C.	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: PLEASE SIGN NAME(S), EXACTLY AS SHOWN ABOVE. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR OR GUARDIAN, GIVE FULL TITLE AS SUCH. WHEN SHARES HAVE BEEN ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN.

Signature 1:

Signature 2:

Date (mm/dd/yy):